Exhibit 4.1

Execution Version

SONIC AUTOMOTIVE, INC. (a Delaware corporation)

as Issuer

the Guarantors party hereto,

and

U.S. Bank National Association, as Trustee

INDENTURE

Dated as of October 27, 2021

4.625% Senior Notes due 2029

“Credit Facility” or “Credit Facilities”	10
“Currency Hedging Agreements”	10
“Default”	10
“Depositary”	10
“Designated Non-cash Consideration”	11
“Disinterested Director”	11
“Disqualified Stock”	11
“EchoPark Business”	11
“EchoPark Entities”	11
“EchoPark Holdco”	11
“EchoPark Separation Transaction”	11
“Euroclear”	12
“Event of Default”	12
“Exchange Act”	12
“Fair Market Value”	12
“Fitch”	12
“Generally Accepted Accounting Principles” or “GAAP”	12
“Global Securities”	12
“Guarantee”	12
“Guarantor”	13
“Hedging Obligations”	13
“Holder”	13
“Indebtedness”	13
“Indenture”	14
“Initial Securities”	14
“Interest Payment Date”	14
“Interest Rate Agreements”	14
“Inventory Facility”	14
“Investment”	14
“Investment Grade Rating”	15
“Issue Date”	15
“Issue Price”	15
“Lien”	15
“Limited Condition Transaction”	15
“Manufacturer”	15
“Maturity”	15
“Moody’s”	15
“Mortgage Loans”	15
“Net Cash Proceeds”	16
“Non-U.S. Person”	16
“Obligations”	16
“Officers’ Certificate”	16
“Opinion of Counsel”	16
“Opinion of Independent Counsel”	17
“Outstanding”	17
“Pari Passu Indebtedness”	18
“Paying Agent”	18

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	“Permitted Holders”	18
	“Permitted Investment”	18
	“Permitted Liens”	19
	“Permitted Refinancing Indebtedness”	20
	“Person”	21
	“Predecessor Security”	21
	“Preferred Stock”	21
	“Pro Forma Cost Savings”	21
	“Purchase Money Obligation”	22
	“Qualified Capital Stock”	22
	“Rating Agency”	22
	“Redemption Date”	22
	“Redemption Price”	22
	“Refinance”	22
	“Regular Record Date”	22
	“Regulation S”	22
	“Regulation S Global Securities”	23
	“Responsible Officer”	23
	“Replacement Assets”	23
	“Restricted Subsidiary”	23
	“Reversion Date”	23
	“Rule 144A”	23
	“Rule 144A Global Securities”	23
	“S&P”	23
	“Securities Act”	23
	“Significant Restricted Subsidiary”	23
	“Special Record Date”	24
	“Stated Maturity”	24
	“Subsidiary”	24
	“Successor Security”	24
	“Suspended Covenants”	24
	“Suspension Date”	24
	“Suspension Period”	24
	“Treasury Rate”	24
	“Trustee”	25
	“Trust Indenture Act”	25
	“Unrestricted Subsidiary”	25
	“Unrestricted Subsidiary Indebtedness”	25
	“Voting Stock”	26
	“Weighted Average Life to Maturity”	26
	“Wholly-Owned Restricted Subsidiary”	26
Section 102.	Other Definitions	26
Section 103.	Compliance Certificates and Opinions	27
Section 104.	Form of Documents Delivered to Trustee	27
Section 105.	Acts of Holders	28
Section 106.	Notices, etc., to the Trustee, the Company and any Guarantor	29
Section 107.	Notice to Holders; Waiver	30
Section 108.	Trust Indenture Act Not Applicable	30

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- iv -

- v -

ARTICLE NINE SUPPLEMENTAL INDENTURES		80

Section 901.	Supplemental Indentures and Agreements without Consent of Holders	80
Section 902.	Supplemental Indentures and Agreements with Consent of Holders	81
Section 903.	Execution of Supplemental Indentures and Agreements	82
Section 904.	Effect of Supplemental Indentures	83
Section 905.	[Reserved]	83
Section 906.	Reference in Securities to Supplemental Indentures	83
Section 907.	Notice of Supplemental Indentures	83

ARTICLE TEN COVENANTS		83

Section 1001.	Payment of Principal, Premium and Interest	83
Section 1002.	Maintenance of Office or Agency	83
Section 1003.	Money for Security Payments to Be Held in Trust	84
Section 1004.	Corporate Existence	85
Section 1005.	Payment of Taxes and Other Claims	85
Section 1006.	[Reserved]	86
Section 1007.	[Reserved]	86
Section 1008.	Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock and Disqualified Stock	86
Section 1009.	Limitation on Restricted Payments	90
Section 1010.	Limitation on Transactions with Affiliates	95
Section 1011.	Limitation on Liens	96
Section 1012.	Limitation on Sale of Assets	96
Section 1013.	Additional Subsidiary Guarantees	101
Section 1014.	Purchase of Securities upon a Change of Control	101
Section 1015.	[Reserved]	104
Section 1016.	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries	104
Section 1017.	[Reserved]	105
Section 1018.	Limitations on Unrestricted Subsidiaries	106
Section 1019.	Provision of Reports and Financial Statements	106
Section 1020.	Statement by Officers as to Default	108
Section 1021.	Waiver of Certain Covenants	108
Section 1022.	Suspension of Certain Covenants	109

ARTICLE ELEVEN REDEMPTION OF SECURITIES		110

Section 1101.	Rights of Redemption	110
Section 1102.	Applicability of Article	110
Section 1103.	Election to Redeem; Notice to Trustee	110
Section 1104.	Selection by Trustee of Securities to Be Redeemed	111
Section 1105.	Notice of Redemption	111
Section 1106.	Deposit of Redemption Price	112
Section 1107.	Securities Payable on Redemption Date	113
Section 1108.	Securities Redeemed or Purchased in Part	113

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ARTICLE TWELVE SATISFACTION AND DISCHARGE		114

Section 1201.	Satisfaction and Discharge of Indenture	114
Section 1202.	Application of Trust Money	114

ARTICLE THIRTEEN GUARANTEES		115

Section 1301.	Guarantees	115
Section 1302.	Limitation on Guarantor Liability	116
Section 1303.	Delivery of Guarantees	116
Section 1304.	Release of Subsidiary Guarantees	117

SIGNATURES

ACKNOWLEDGMENTS

EXHIBIT A	Regulation S Certificate

EXHIBIT B	Restricted Security Certificate

EXHIBIT C	Unrestricted Security Certificate

APPENDIX I	Form of Transferee Certificate for Securities

- vii -

INDENTURE, dated as of October 27, 2021, between Sonic Automotive, Inc., a Delaware corporation (the “Company”), the guarantors set forth on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”) and U.S. Bank National Association, a national banking association organized under the laws of the United States, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY AND THE GUARANTORS

The Company has duly authorized the creation of an issue of 4.625% Senior Notes due 2029 (the “Securities”) of the tenor and amount hereinafter set forth (subject to the ability of the Company to issue additional Securities hereunder as described herein), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities;

Each Guarantor has duly authorized the issuance of a Guarantee of the Securities, of the tenor and amount hereinafter set forth, and to provide therefor, each Guarantor has duly authorized the execution and delivery of this Indenture and its Guarantee;

All acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, (ii) the Guarantees, when this Indenture is executed by the Guarantors and delivered hereunder, the valid obligation of each of the Guarantors and (iii) this Indenture a valid agreement of the Company and each of the Guarantors in accordance with the terms of this Indenture;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

(e) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

Certain terms used principally in Article Four are defined in Article Four.

“4.875% Securities” means the 4.875% Senior Notes due 2031 issued under the indenture (relating to the issuance of the 4.875% Senior Notes due 2031), dated as of October 27, 2021, among the Company, the Guarantors and the Trustee, as such agreement has been and may be amended or supplemented from time to time.

“Acquired Indebtedness” means

(i) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary;

(ii) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; or

(iii) Indebtedness of a Person assumed in connection with the acquisition of assets from such Person,

Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Securities” means further Securities (other than the Initial Securities issued on the date of this Indenture) issued under this Indenture in accordance with the terms of this Indenture, including Sections 303 and 1108 hereof, as part of the same series as the Initial Securities, ranking equally with the Initial Securities in all respects, subject to compliance with Section 1008 herein. The terms of the Initial Securities and any Additional Securities may have different issuance dates and dates from which interest accrues and be subject to different registration rights and shall be part of the same series. The Initial Securities and any Additional Securities subsequently issued under this Indenture will be consolidated and form a single series for all purposes under this Indenture, including, without limitation, voting, status, redemptions, waivers and amendments.

“Affiliate” means, with respect to any specified Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Redemption Date, the greater of (i) 1.0% of the principal amount of the Securities or (ii) the excess of (A) the present value at such Redemption Date of (1) the Redemption Price of the Securities at November 15, 2024 (such Redemption Price being set forth in the table appearing in the Form of Reverse of Securities), plus (2) all required interest payments due on the Securities through November 15, 2024 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date, plus 50 basis points; over (B) the principal amount of the Securities.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock); (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business or consistent with industry practice. For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets (A) that is governed by the provisions described under Article Eight hereof, (B) that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture, (C) that is of obsolete equipment, (D) that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection, (E) the Fair Market Value of which in the aggregate does not exceed $25.0 million in any transaction or series of related transactions, (F) any Restricted Payment or Permitted Investment permitted under Section 1009 herein, (G) the sale, lease, conveyance or other disposition of inventory or accounts receivable in the ordinary course of business, (H) any sale or leaseback transaction that is permitted by the applicable Indenture, or (I) any sale, issuance, conveyance, transfer, lease or other disposition of Capital Stock in, or Indebtedness or other securities, assets, or property of, an Unrestricted Subsidiary.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar U.S. federal or state law or foreign law relating to the bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation, (ii) with respect to a partnership, the board of directors (or committee of such person serving a similar function) of the general partner of the partnership, and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book-Entry Security” means any Global Securities bearing the legend specified in Section 202 evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease (including the amount of the liability in respect of the operating lease that would at such time be required to be reflected as a liability on a balance sheet) pursuant to GAAP as in effect on December 31, 2018 will be deemed not to represent a Capital Lease Obligation or Indebtedness.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or other equity interests whether now outstanding or issued after the date of this Indenture, including limited liability company interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person, including any Preferred Stock and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities within one (1) year from the date of acquisition, (iii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized and existing under the laws of the United States, or any state thereof, and which bank or trust company has capital and surplus aggregating in excess of $500.0 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a credit rating of at least P-1 from Moody’s and A-1 from S&P (or carrying an equivalent rating by another nationally recognized rating agency if both of such two rating agencies cease publishing ratings of investments) and maturing within 270 days after the date of acquisition, (vi) money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition, and (vii) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (i) through (vi) above, including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary of the Company.

“Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act, other than the Company, its subsidiaries, a Permitted Holder or the Company’s or their employee benefit plans, is or becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company’s Class A Common Stock representing more than 50% of the voting power of the Company’s Capital Stock entitled to vote generally in the election of members of the Company’s Board of Directors (as evidenced, if we have a class of equity securities registered pursuant to Sections 12(b) or 12(g) of the Exchange Act, by such person or group filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect holder of such Class A Common Stock); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; or (iii) consummation of (A) any recapitalization, reclassification or change of the Company’s common stock (other than changes resulting from a subdivision or combination) as a result of which the Company’s common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any person, other than (1) any transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and (y) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of members of the Board of Directors of the continuing or surviving or successor person immediately after giving effect to such issuance, or (2) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation, or (3) any consolidation or merger with or into any of the Company’s Subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other Person. Notwithstanding the foregoing, no disposition of all or any portion of the EchoPark Business shall constitute a Change of Control.

“Clearstream” means Clearstream Banking, société anonyme (or any successor securities clearing agency).

“Class A Common Stock” means the Company’s Class A common stock, par value $.01 per share, or any successor common stock thereto.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Company” means Sonic Automotive, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income (Loss) of such Person for such period plus, without duplication: (1) Consolidated Income Tax Expense; plus (2) Consolidated Interest Expense; plus (3) Consolidated Non-cash Charges; plus (4) dividends on Preferred Stock to the extent included in the calculation of Consolidated Fixed Charge Coverage Ratio for the relevant period; plus (5) any expenses or charges related to the incurrence of Indebtedness permitted to be made under this Indenture, including a repayment or refinancing thereof and any amendment or modification to the terms of any such Indebtedness (whether or not successful), or related to the offering of the Securities and the 4.875% Securities; plus (6) Pro Forma Cost Savings; minus (7) non-cash items increasing such Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP, as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of (a) Consolidated Cash Flow to (b) the sum of (i) Consolidated Interest Expense for such period and (ii) cash and noncash dividends paid on any Preferred Stock of such Person during such period, other than dividends on Capital Stock payable solely in Capital Stock of such Person (other than Disqualified Stock) or the applicable Restricted Subsidiary to such Person or a Restricted Subsidiary of such Person, in each case after giving pro forma effect to (i) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (subject to any applicable Interest Rate Agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than any interest expense related to any Inventory Facility), including, without limitation, (i) amortization of debt discount, (ii) the net cash costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and (v) accrued interest, plus

(b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries, plus (c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary or secured by a Lien on assets of such Person or its Restricted Subsidiary to the extent not included under clause (a)(v) above, whether or not paid by such Person or its Restricted Subsidiaries but excluding, in the case of (a), (b) and (c), the amortization or write-off of deferred financing costs, any non-cash interest expense under the Securities or refinancings thereof or derivatives related thereto and non-cash imputed interest related to disposition accruals.

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries, (iii) [reserved], (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (vii) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date, (viii) any net gain or loss arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person, (ix) any net gain or loss arising from the cumulative effect of changes to GAAP, (x) any non-cash charge related to the issuance of the Securities or the repurchase, redemption, or other acquisition, renewal, extension, substitution, refunding, refinancing, replacement or retirement for value of any Indebtedness or any cancellation of Indebtedness income, (xi) any asset impairment charge, goodwill or similar impairment charge, write-off or write-down, (xii) any non-cash charge related to employee benefit or management compensation plans of the Company or any Restricted Subsidiary or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards for the benefit of the members of the Board of Directors of the Company or employees of the Company and its Restricted Subsidiaries (other than in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period), or any unrealized or realized gains or losses in respect of any Hedging Obligations; provided, that distributions, dividends, proceeds or interest payments received from an EchoPark Entity shall not be included in Consolidated Net Income at any time such EchoPark Entity is an Unrestricted Subsidiary.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Consolidated Secured Leverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Total Debt of such Person and its Restricted Subsidiaries as of the end of such period that is secured by a Lien to Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated Cash Flow as are appropriate, in each case as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Tangible Assets” of any Person means (a) all amounts that would be shown as assets on a Consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

“Consolidated Total Debt” of any Person means, as of any date, the sum of (1) the aggregate amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Capital Lease Obligations, Attributable Debt and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (excluding, in the case of letters of credit, the obligations of any Person under letters of credit to the extent collateralized by cash or Cash Equivalents or to the extent drawn and reimbursed) (but excluding any Indebtedness under Inventory Facilities) plus (2) the aggregate amount of all obligations of such Person to make payment prior to Maturity in respect of all outstanding Disqualified Stock of such Person and all Preferred Stock of its Restricted Subsidiaries, with the amount of such obligations under such Disqualified Stock and Preferred Stock being calculated as equal to the greater of their (x) respective voluntary or involuntary liquidation preferences and (y) Maximum Fixed Repurchase Prices, in each case, determined on a consolidated basis in accordance with GAAP, in each case as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio,” minus (3) the aggregate amount of cash and Cash Equivalents held in (x) accounts on the consolidated balance sheet of such Person and its Restricted Subsidiaries as of such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party and (y) accounts established as an offset to floor plan notes payable on the consolidated balance sheet of such Person and its Restricted Subsidiaries as of such date. For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock means the price at which such Disqualified Stock or Preferred Stock could be redeemed or repurchased by the issuer thereof in accordance with its terms or, if such Disqualified Stock or Preferred Stock cannot be so redeemed or repurchased, the Fair Market Value of such Disqualified Stock or Preferred Stock, in each case, determined on any date on which Consolidated Total Debt shall be required to be determined.

“Consolidated Total Leverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Total Debt of such Person and its Restricted Subsidiaries as of the end of such period to Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated Cash Flow as are appropriate, in each case as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

“Credit Agreement” means that Fifth Amended, Restated and Consolidated Credit Agreement, dated April 14, 2021 (and as amended, restated, supplemented or otherwise modified through the Issue Date), by and among the Company, certain of the Companies Subsidiaries, as New Vehicle Borrowers, certain of the Company’s Subsidiaries, as Used Vehicle Borrowers, Bank of America, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., and PNC Bank, National Association, as Syndication Agents and BofA Securities, Inc., as Sole Lead Arranger and Sole Bookrunner, the lenders from time to time party thereto, as further amended, modified, renewed, refunded, replaced or refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders.

“Credit Facility” or “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures, debt instruments, security documents and other related agreements or commercial paper facilities, in each case, as amended, extended, renewed, restated, supplemented, Refinanced, replaced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, or lenders or holders) from time to time.

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company (“DTC”), its nominees and successors, or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an Officer’s Certificate, setting forth the basis of the valuation, less the amount of any cash or Cash Equivalents received in connection with a subsequent sale or collection or distribution relating to such Designated Non-cash Consideration. The aggregate Fair Market Value of the Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received to the date thereof and then held by the Company or a Restricted Subsidiary, may not exceed $25.0 million in the aggregate outstanding at any one time (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), (1) is or upon the happening of an event or passage of time would be, required to be redeemed prior to 91 days following the final Stated Maturity of the principal of the Securities, (2) is redeemable at the option of the holder thereof at any time prior to 91 days following such final Stated Maturity (other than upon a change of control of or sale of the assets by the Company in circumstances where the holders of the Securities would have similar rights), or (3) is convertible into or exchangeable for debt securities at any time prior to 91 days following any such Stated Maturity at the option of the holder thereof.

“EchoPark Business” means (i) the Company’s business conducted under the EchoPark, Tactical Fleet and ECar-1 brands as of the Issue Date or (ii) reasonably related to such business (which shall also include, without limitation, business relating to motorcycles, watercraft and other similar vehicles), as determined in good faith by the Board of Directors of the Company, which determination shall be evidenced by a Board Resolution.

“EchoPark Entities” means each of the Company’s Subsidiaries that are engaged primarily in the conduct of the EchoPark Business.

“EchoPark Holdco” means an entity that, together with its Subsidiaries, (a) holds no material assets other than assets necessary or appropriate for the conduct of the EchoPark Business and (b) holds all material liabilities (other than tax liabilities, but only to the extent the holder of such tax liabilities is entitled to indemnification by EchoPark Holdco or one of its Subsidiaries in respect of any such tax liabilities) related to the EchoPark Business (in each case as determined in good faith by the Company).

“EchoPark Separation Transaction” means one or more transactions involving (i) the payment of a dividend or other distribution on the common stock of the Company of, or other distribution in respect of the common stock of the Company of, equity interests of EchoPark Holdco, or (ii) the exchange of equity interests of EchoPark Holdco or any other EchoPark Entity for common stock of the Company, (iii) a sale or other transfer, including by merger, of all or, outside of the ordinary course of business, a portion of the equity or assets of EchoPark Holdco or its Subsidiaries, or (iv) any transaction intended to separate the EchoPark Business from the other business of the Company and its Restricted Subsidiaries.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System (or any successor securities clearing agency).

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined (a) for a transaction or series of related transactions involving aggregate consideration in excess of $10.0 million, by senior management of the Company acting in good faith and (b) for a transaction or series of related transactions involving aggregate consideration in excess of $50.0 million by the Board of Directors of the Company acting in good faith, which determination shall be evidenced by a Board Resolution.

“Fitch” means Fitch Ratings, or any successor to the rating agency business thereof.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which (i) for the purpose of determining compliance with the covenants contained in this Indenture, were in effect as of the Issue Date, and (ii) for purposes of complying with the reporting requirements contained in this Indenture, are in effect from time to time.

“Global Securities” means the Rule 144A Global Securities, the Regulation S Global Securities to be issued as Book-Entry Securities issued to the Depositary in accordance with Section 306.

“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations with respect to the Securities.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement: (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or (v) otherwise to assure a creditor against loss; provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary which is a guarantor of the Securities, including any Person that is required to execute a guarantee of the Securities pursuant to Section 1013 until a successor replaces such party pursuant to the applicable provisions of this Indenture (and, thereafter, shall mean such successor) or the guarantee is released pursuant to the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) in respect of banker’s acceptances, (iv) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions, (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, (vi) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; or (2) the principal amount of the Indebtedness. The amount of any Indebtedness represented by a Hedging Obligation as of any date will be equal to: (1) zero if such Hedging Obligation has been incurred pursuant to clause (vii) of the definition of “Permitted Indebtedness”; or (2) if not incurred pursuant to such clause, an amount equal to the net payments under the agreement or arrangement giving rise to such obligation that would be payable by the specified Person at the termination of such agreement or arrangement.

In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of Section 1008, Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under Section 1008 will not be considered incremental Indebtedness.

Indebtedness shall not include (w) the obligations of any Person (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and (B) under letters of credit to the extent collateralized by cash or Cash Equivalents or to the extent drawn and reimbursed, (x) Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of the documents governing such Indebtedness, (y) the obligations of any Person under any operating leases, and (z) in connection with the purchase by the Company or any Restricted Subsidiary of any business, (1) customary indemnification obligations or (2) post-closing payment adjustments to which the seller or sellers may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent (including with respect to the performance of such business after the closing); provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Securities” means Securities issued on the date hereof.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Inventory Facility” means (i) each “Floorplan Facility” as defined in the Credit Agreement (in effect on the Issue Date), and (ii) any other agreement, including pursuant to a commercial paper program, pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts (including, without limitation, automobiles, motorcycles, watercraft and other similar vehicles as well as the parts related thereto) and supplies, each as may be amended, substituted, refinanced or replaced from time to time with another Inventory Facility.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (but for clarity purposes excluding trade receivables and prepaid expenses, in each case arising in the ordinary course of business), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means the original issue date of the Securities under this Indenture.

“Issue Price” means 100.000% of the aggregate principal amount of the Securities, plus accrued interest, if any, from October 27, 2021.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Limited Condition Transaction” means (1) any acquisition (whether by merger, consolidation or other business combination or the acquisition of capital stock, Indebtedness or otherwise) or other Investment by the Company or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing; (2) any Asset Sale for which a definitive agreement has been entered into; (3) any repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of repayment (or similar notice) has been issued; and (4) any Restricted Payment requiring irrevocable notice in advance thereof.

“Manufacturer” means a vehicle manufacturer which is a party to a dealership franchise agreement with the Company or any Restricted Subsidiary.

“Maturity” means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage Loans” mean (i) Indebtedness of the Company or a Subsidiary secured solely by Liens on real property used by a Subsidiary of the Company for the operation of a vehicle dealership, collision repair business or a business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof and (ii) revolving real estate acquisition and construction lines of credit and related mortgage refinancing facilities of the Company, each as may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Net Cash Proceeds” means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel, auditors, accountants, tax experts and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 1009, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person that is not a “U.S. person” as defined in Regulation S under the Securities Act.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee or counsel for the Company, any Guarantor or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Opinion of Independent Counsel” means a written opinion of counsel which is issued by a Person who is not an employee, director or consultant (other than non-employee legal counsel) of the Company or any Guarantor and who shall be acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities that have been authenticated and delivered under this Indenture, except:

(a) Securities that have been canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate thereof) in trust or set aside and segregated in trust by the Company or an Affiliate thereof (if the Company or an Affiliate thereof shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c) Securities, to the extent provided in Sections 402 and 403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

(d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

“Pari Passu Indebtedness” means, with respect to any Person, the Securities (in the case of the Company), the Guarantees (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Securities or such Guarantee (including without limitation, the 4.875% Securities and the Guarantees thereof, respectively), as the case may be, in right of payment or is not otherwise subordinated by its terms in right of payment to the Securities or the Guarantees, as the case may be.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

“Permitted Holders” means: (i) Mr. O. Bruton Smith and his guardians, conservators, committees, or attorneys-in-fact; (ii) lineal descendants of Mr. Smith (each, a “Descendant”) and their respective guardians, conservators, committees or attorneys-in-fact; and (iii) each “Family Controlled Entity,” as defined herein. The term “Family Controlled Entity” means (a) any not-for-profit corporation if at least 80% of its Board of Directors is composed of Permitted Holders and/or Descendants; (b) any other corporation if at least 80% of the value of its outstanding equity is owned or controlled directly or indirectly by one or more Permitted Holders; (c) any partnership if at least 80% of the value of the partnership interests are owned or controlled directly or indirectly by one or more Permitted Holders; (d) any limited liability or similar company if at least 80% of the value of the company is owned or controlled directly or indirectly by one or more Permitted Holders; and (e) any trusts if (A) at least 80% of the current beneficiaries of the trust are persons listed in clauses (i) or (ii) of this definition or (B) persons listed in clauses (i) or (ii) of this definition have sole dispositive power and sole voting power with respect to at least 80% of the shares of the Company’s Class B common stock held by the trust. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made or waived in accordance with the requirements of this Indenture will thereafter constitute an additional Permitted Holder.

“Permitted Investment” means (i) Investments in the Company or any Restricted Subsidiary and Investments in any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (v), (vi) and (vii) of the definition of “Permitted Indebtedness”; (iii) Investments in any of the Securities; (iv) Cash Equivalents; (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted under Section 1012 herein to the extent such Investments are non-cash proceeds as permitted under such covenant; (vi) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Restricted Subsidiary; (vii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the ordinary course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary; (viii) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding; (ix) Investments in existence on the Issue Date; (x) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (xi) Investments acquired in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company or acquired with the Net Cash Proceeds received by the Company after the date of this Indenture from the issuance and sale of Capital Stock (other than Disqualified Stock); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from Section 1009(a)(3)(C); (xii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business; (xiii) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business consistent with past practices; and (xiv) Investments in, or payments to, or payments on behalf of, an EchoPark Entity in connection with an EchoPark Separation Transaction and transactions related thereto, including the payment of all fees and expenses related thereto (but not, for the avoidance of doubt, Investments in the EchoPark Entities following an EchoPark Separation Transaction), (xv) in addition to the Investments described in clauses (i) through (xiv) above, Investments in an amount not to exceed the greater of (a) $150.0 million or (b) 3.0% of the Company’s Consolidated Tangible Assets in the aggregate at any one time outstanding, and (xvi) Investments in Unrestricted Subsidiaries and joint ventures, not to exceed the greater of $100.0 million and 2.0% of Consolidated Tangible Assets at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Liens” means: (i) Liens securing (x) Indebtedness incurred pursuant to clause (i) of the second paragraph of Section 1008 and (y) any other Indebtedness permitted to be incurred under the Indenture if, solely with respect to this clause (y), as of the date such Indebtedness was incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Consolidated Secured Leverage Ratio of the Company does not exceed 2.0 to 1.00; (ii) Liens upon any property or assets of the Company or any of its Restricted Subsidiaries, owned on the Issue Date or thereafter acquired or that may be acquired, which secures any Indebtedness that ranks pari passu with or subordinate to the Securities; provided that: (a) if such Lien secures Pari Passu Indebtedness, the Securities are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, or (b) if such Lien secures Indebtedness which is subordinated to the Securities, any such Lien shall be subordinated to a Lien granted to the Holders of the Securities in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Securities; (iii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iv) Liens on property or shares of stock of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary; (v) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clauses (ii), (iii) or (viii) of the second paragraph of Section 1008, solely with respect to such Indebtedness permitted by clause (viii) of such second paragraph, covering only the assets acquired with such Indebtedness; (viii) Liens existing on the Issue Date; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (x) Liens incurred by the Company or any Restricted Subsidiary with respect to obligations that do not exceed the greater of $100.0 million and 2.5% of Consolidated Tangible Assets at any one time outstanding; (xi) zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances or real property incurred in the ordinary course of business and minor irregularities of title to real property that do not (a) secure Indebtedness or (b) individually or in the aggregate materially impair the value of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Company and the Restricted Subsidiaries at such real property; (xii) Liens created by or resulting from any litigation or other proceedings or resulting from operation of law with respect to any judgments, awards or orders to the extent that such litigation, other proceedings, judgments, awards or orders do not cause or constitute an Event of Default; (xiii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary in accordance with the provisions of the Indenture in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; (xiv) Liens securing Hedging Obligations of the type permitted by clause (vii) of the second paragraph of Section 1008; (xv) Liens securing Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; (xvi) Liens in the form of licenses, leases or subleases on any asset incurred by the Company or any Restricted Subsidiary, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the Company or such Restricted Subsidiary and is incurred in the ordinary course of business; and (xvii) Liens to secure any Permitted Refinancing Indebtedness as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iv), (v), (vii) or (viii) and this clause (xvii); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property). For purposes of determining compliance with this definition, a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition, but may be incurred under any combination of such categories (including in part under one such category and in part under any such other category) and, in the event that a Lien (or portion thereof) meets the criteria of one or more such categories of Permitted Liens, the Company shall, in its sole discretion, classify or may thereafter reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued to Refinance other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable, including with respect to Indebtedness if issued with original issue discount) of the Indebtedness being Refinanced, plus an amount equal to any unutilized commitment relating to the Indebtedness being Refinanced, plus all unpaid accrued interest on the Indebtedness and the amount of all premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection therewith; (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced; (iii) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Indebtedness Refinanced; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Pro Forma Cost Savings” means, with respect to any period, the amount of “run rate” cost savings, operating expense reductions and synergies projected in good faith by senior management of the Company to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than 18 months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated Cash Flow is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions, in each case during the four-quarter reference period; provided that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable in the good faith judgment of senior management of the Company (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); provided, further, that such cost savings, operating expense reductions and synergies during any four-quarter reference period shall not exceed 20% of Consolidated Cash Flow for such period prior to giving effect to any such cost savings, operating expense reductions or synergies.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or a Restricted Subsidiary and any additions and accessions thereto, which are purchased or constructed by the Company or a Restricted Subsidiary at any time after the Issue Date; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or construction cost to the Company or a Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired or constructed, any additions and accessions thereto and any proceeds therefrom.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if Fitch, Moody’s or S&P cease to rate the Securities for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company or any direct or indirect parent of the Company as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Redemption Date” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act, as amended from time to time.

“Regulation S Global Securities” means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

“Responsible Officer” when used with respect to the Trustee means any officer or employee assigned to the Corporate Trust Office, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer or assistant officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.

“Replacement Assets” means (x) properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on the Issue Date or in a business reasonably related thereto or (y) Capital Stock of any Person that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such acquisition and that is involved principally in a business of the Company or its Restricted Subsidiaries existing on the Issue Date or in a business reasonably related thereto.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 1018 herein.

“Reversion Date” has the meaning set forth in Section 1022 hereof.

“Rule 144A” means Rule 144A under the Securities Act, as amended from time to time.

“Rule 144A Global Securities” means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

“S&P” mean S&P Global Ratings, a division of S&P Global Inc. or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute and the rules and regulations promulgated by the Commission thereunder.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Significant Restricted Subsidiary” means, at any particular time, any Restricted Subsidiary that, together with the Restricted Subsidiaries of such Restricted Subsidiary (i) accounted for more than 10% of the Consolidated revenues of the Company and its Restricted Subsidiaries for their most recently completed fiscal year or (ii) is or are the owner(s) of more than 10% of the Consolidated assets of the Company and its Restricted Subsidiaries as at the end of such fiscal year, all as calculated in accordance with GAAP and as shown on the Consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Suspended Covenants” has the meaning set forth in Section 1022 hereof.

“Suspension Date” has the meaning set forth in Section 1022 hereof.

“Suspension Period” has the meaning set forth in Section 1022 hereof.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or if such Statistical Release is no longer published, any publicly available source of similar market data)), and in the case of a satisfaction and discharge, that has become publicly available at least two business days prior to the date that the Company deposits the redemption price with the Trustee, most nearly equal to the period from the redemption date to November 15, 2024; provided, however, that if the period from the redemption date to November 15, 2024 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to Section 1018 and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary:

(1)

has no Indebtedness for borrowed money in excess of $10,000,000 other than Unrestricted Subsidiary Indebtedness and any trade payables or other amounts owed or arising pursuant to a commercial relationship, agreement, contract, arrangement or understanding or any Attributable Debt with respect to which the Company or a Subsidiary acts as the lessor;

(2)

is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that could have been obtained at the time from Persons who are not Affiliates of the Company;

(3)

is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock (but excluding any obligation of the Company or its Restricted Subsidiaries in respect of an EchoPark Separation Transaction) or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)

does not guarantee or otherwise provide credit support (by virtue of being the primary obligor on, guarantor of, or otherwise liable in any respect) for any Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries in excess of $10,000,000.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary: (i) as to which neither the Company nor any Restricted Subsidiary is liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness); and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares of Capital Stock of a Restricted Subsidiary which a Manufacturer requires to be held by another Person and which Capital Stock, together with any related contractual arrangements, has no significant economic value with respect to distributions of profits or losses in ordinary circumstances) is owned by the Company or another Wholly-Owned Restricted Subsidiary.

Section 102. Other Definitions.

Term	Defined in Section
“Act”	105
“Agent Members”	306
“Change of Control Offer”	1014
“Change of Control Purchase Date”	1014
“Change of Control Purchase Notice”	1014
“Change of Control Purchase Price”	1014
“covenant defeasance”	403
“Defaulted Interest”	309
“defeasance”	402
“Defeasance Redemption Date”	404
“Defeased Securities”	401
“Excess Proceeds”	1012
“incur”	1008
“Offer”	1012
“Offer Date”	1012
“Offered Price”	1012
“Pari Passu Debt Amount”	1012
“Pari Passu Offer”	1012
“Permitted Indebtedness”	1008
“Permitted Payment”	1009
“Private Placement Legend”	202
“Purchase Money Security Agreement”	101
“refinancing”	1008
“Required Filing Date”	1019
“Restricted Payments”	1009

“Securities”	Recitals
“Security Amount”	1012
“Security Register”	305
“Security Registrar”	305
“Special Payment Date”	309
“Surviving Entity”	801
“Surviving Guarantor Entity”	801
“Transaction Election”	122
“Transaction Test Date”	122
“U.S. Government Obligations”	404

Section 103. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company and any Guarantor (if applicable) and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officers’ Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

Section 104. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Securities, unless such officer or counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer has actual knowledge that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Securities; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

(b) The ownership of Securities shall be proved by the Security Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company, any Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

(d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

(f) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 106. Notices, etc., to the Trustee, the Company and any Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Securities shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, or at any other address previously furnished in writing to the Holders or the Company, any Guarantor or any other obligor on the Securities by the Trustee; or

(b) the Company or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it c/o Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211, Attention: Chief Financial Officer or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

Section 107. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if delivered by electronic means in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when delivered or mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to deliver or mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 108. Trust Indenture Act Not Applicable.

This Indenture shall not be subject to the Trust Indenture Act except as expressly stated herein.

Section 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110. Successors and Assigns.

All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind such Guarantor’s successors.

Section 111. Separability Clause.

In case any provision in this Indenture or in the Securities or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112. Benefits of Indenture.

Nothing in this Indenture or in the Securities or Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113. Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 114. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

Section 115. Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 116. Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 117. Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 118. No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No director, officer, employee, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities law.

Section 119. Waiver of Jury Trial.

EACH OF THE COMPANY, ANY GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF SECURITIES BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 120. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 121. USA PATRIOT Act.

The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereby agree that they shall provide the Trustee with such information as it may request including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 122. Limited Condition Transactions.

Notwithstanding anything in this Indenture to the contrary, when (i) calculating any applicable ratio in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of any acquisitions, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted, the repayment of Indebtedness or for any other purpose, (ii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iii) determining compliance with any representations and warranties and any other condition precedent to any action or transaction, in each case of clauses (i) through (iii) in connection with a Limited Condition Transaction, the date of determination of such ratio, whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, a “Transaction Election”), be deemed to be the date of declaration of such Restricted Payment or designation of a Subsidiary as restricted or unrestricted, or the date that the definitive agreement for such Restricted Payment, Investment, acquisition, Asset Sale or incurrence, repayment, repurchase or refinancing of Indebtedness, Disqualified Stock, or Preferred Stock is entered into, the date a public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or the date of such notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or such Asset Sale is given to the holders of such Indebtedness, Disqualified Stock or Preferred Stock (any such date, the “Transaction Test Date”). If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof), with such ratios, absence of defaults, satisfaction of conditions precedent and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred on the relevant Transaction Test Date, such ratios, absence of defaults, satisfaction of conditions precedent other provisions are satisfied, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated Cash Flow), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed to have been satisfied as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such ratios, absence of defaults, satisfaction of conditions precedent and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions. If the Company has made a Transaction Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction or otherwise on or following the relevant Transaction Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For purposes of any calculation pursuant to this paragraph of the Consolidated Fixed Charge Coverage Ratio, the Company may calculate such ratio using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith.

Section 123. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

ARTICLE TWO

SECURITY FORMS

Section 201. Forms Generally.

The Securities and the Trustee’s certificate of authentication thereon shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary, or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Securities offered and sold in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary, or its nominee in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided; provided, however, that upon such deposit through and including the 40th day after the later of the commencement of the Offering and the original issue date of the Securities (such period through and including such 40th day, the “Restricted Period”), all such Securities shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream unless exchanged for interests in the Rule 144A Global Securities in accordance with the transfer and certification requirements described below. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

With respect to any Additional Securities issued subsequent to the date of this Indenture notwithstanding anything else herein all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Securities and to allow such Additional Securities to become fungible and interchangeable with the Securities originally issued under this Indenture.

Section 202. Form of Face of Security.

(a) The form of the face of any Securities authenticated and delivered hereunder shall be substantially as follows:

Such Security shall bear the legend set forth below (the “Private Placement Legend”) on the face thereof:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF

THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), OR (2) TO THE COMPANY, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Legend if Security is a Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SONIC AUTOMOTIVE, INC.

4.625% SENIOR NOTE DUE 2029

CUSIP NO.

No. ___	$____________

Sonic Automotive, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________ or registered assigns, the principal sum of ________ United States dollars, or such other principal amount as may be set forth on the Security Register on Appendix A hereto in accordance with the Indenture, on November 15, 2029, at the office or agency of the Company referred to below, and to pay interest thereon from October 27, 2021, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 15 and November 15 in each year, commencing May 15, 2022 at the rate of 4.625% per annum, subject to adjustments as described in the second following paragraph, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, all as more fully provided in this Indenture.

Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company maintained for that purpose (which initially will be the Corporate Trust Office), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security is entitled to the benefits of the Guarantees by the Guarantors of the punctual payment when due and performance of the obligations under the Indenture made in favor of the Trustee for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of the Guarantors.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officer.

Sonic Automotive, Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 4.625% Senior Notes due 2029 referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signer

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 1012 or Section 1014, as applicable, of the Indenture, check the Box: [                ].

If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or Section 1014 as applicable, of the Indenture, state the amount (in original principal amount):

$ _______________

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

Section 203. Form of Reverse of Securities.

(a) The form of the reverse of the Securities shall be substantially as follows:

Sonic Automotive, Inc.

4.625% Senior Note due 2029

This Security is one of a duly authorized issue of Securities of the Company designated as its 4.625% Senior Notes due 2029 (herein called the “Securities”), issued under and subject to the terms of an indenture (herein called the “Indenture”) dated as of October 27, 2021, among the Company, the Guarantors and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Company may, from time to time, without notice to or the consent of the Holders of the Securities, create and issue Additional Securities under the Indenture ranking equally with the Securities in all respects, subject to the limitations described in Section 1008 of the Indenture. The terms of the Securities and any Additional Securities may have additional issuance dates and dates from which interest accrues and be subject to different registration rights and shall be part of the same series. The total amount of the Securities which may be issued under the Indenture is unlimited. Such Additional Securities will be consolidated and form a single series with the Securities, vote together with the Securities and have the same terms as to status, redemption or otherwise as the Securities, although any further Securities that are not fungible for U.S. federal income tax purposes with the Securities being issued hereunder (and any other further Securities) will trade under a separate CUSIP number from the Securities being issued hereunder (and any such other further Securities) (and will also be treated as a separate class for transfers and exchanges). References to the Securities under the Indenture include these Additional Securities if they are in the same series, unless the context requires otherwise.

The Securities are subject to redemption at any time on or after November 15, 2024, at the option of the Company, in whole or in part, on not less than 15 nor more than 60 days’ prior notice, in minimum amounts of $2,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of the principal amount thereof), if redeemed during the 12-month period beginning on November 15 of the years indicated below:

Year	Redemption Price
2024	102.313%
2025	101.156%
2026	100.000%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

In addition, at any time and from time to time on or prior to November 15, 2024, the Company may redeem up to an aggregate of 35% of the aggregate principal amount of the Securities issued under the Indenture at a redemption price equal to 104.625% of the aggregate principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date with an amount equal to the Net Cash Proceeds from any issuance of Qualified Capital Stock, provided that

•	at least 50% of the aggregate principal amount of the Securities initially issued under the Indenture must remain outstanding immediately after any such redemption; and

•	the redemption must occur no later than 120 days after such issuance and sale of Qualified Capital Stock.

At any time and from time to time prior to November 15, 2024, the Company may redeem all or a part of the Securities, upon not less than 15 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Securities redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Securities are listed, or if the Securities are not so listed, the Trustee shall select them on a pro rata basis, by lot or in accordance with the Trustee’s customary procedures (subject to the procedures of The Depository Trust Company or any other Depositary in the case of Global Notes).

In connection with any redemption of Securities, any such redemption may, at the Company’s discretion, be subject to satisfaction or waiver of one or more conditions precedent, including, but not limited to, completion of securities offerings or other corporate transactions. In addition, if such redemption or notice is subject to satisfaction or waiver of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed (which may exceed 60 days from the date of the redemption notice in such case).

If (i) the consummation of the Acquisition (as defined below) does not occur on or before December 15, 2021 (or such other date as the parties to the Merger Agreement (as defined below) shall agree as the “Outside Date” (as defined in the Merger Agreement), which in any event shall be no later than January 31, 2022 (the “End Date”) or (ii) the Company notifies the Trustee in writing of its abandonment or termination of the Merger Agreement or its determination that the consummation of the Acquisition will not occur on or before the End Date (the earlier of the date of delivery of such notice and the End Date, the “Acquisition Deadline”), the Company will be required to redeem (the “Special Mandatory Redemption”) $395,652,000 aggregate principal amount of the Securities at a redemption price equal to 100% of the principal amount thereof (the “Mandatory Redemption Amount”) plus accrued and unpaid interest to, but excluding, the redemption date, which redemption date shall be no later than ten Business Days following the Acquisition Deadline (the date of such redemption, if applicable, the “Special Mandatory Redemption Date”). As used in this paragraph, “Merger Agreement” means the Agreement and Plan of Merger dated September 17, 2021, by and among the Company, RFJMS, Inc., RFJ Auto Partners, Inc., The Resolute Fund III, L.P., and “Acquisition” means the transactions contemplated by the Merger Agreement.

In the event that the Company becomes obligated to redeem the Securities pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than three Business Days after the Acquisition Deadline, deliver notice of the Special Mandatory Redemption to the Trustee accompanied by an Officer’s Certificate requesting that the Trustee deliver such notice to the Holders of the Securities, and the Trustee will then promptly (and in no case later than two Business Days prior to the Special Mandatory Redemption Date) deliver such notice to each Holder of Securities at its registered address. The Trustee will then promptly mail, or electronically deliver, according to the procedures of the Depositary, such notice of Special Mandatory Redemption to each Holder of Securities to be redeemed. If funds sufficient to pay the Special Mandatory Redemption Amount plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date are deposited with the Trustee or a paying agent on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the aggregate principal amount of Securities being redeemed will cease to bear interest.

Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Securities in whole or in part in amounts of $1,000 or an integral multiple thereof, at a purchase price in cash in an amount equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture; provided that the un-repurchased portion of the Securities of any holder must be equal to a minimum of $2,000 in principal amount or integral multiples of $1,000 in excess thereof.

Under certain circumstances described more specifically in the Indenture, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay certain Indebtedness or invested in Replacement Assets or exceeds a specified amount, the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof; provided, that no Securities of $2,000 or less can be redeemed or repurchased in part.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities). The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at an office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Rule 144A Global Securities or the Regulation S Global Securities, if any, if (x) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be a clearing agency registered as such under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Securities would be required to include the Private Placement Legend unless the legend is not required by applicable law.

Securities in certificated form are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Security who such Holder informs the Company is reasonably believed to be a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

[The Transferee Certificate, in the form of Appendix I hereto, will be attached to the Security.]

ARTICLE THREE

THE SECURITIES

Section 301. Title and Terms.

The initial aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $650,000,000 in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1012, 1108 or otherwise. Notwithstanding the foregoing, the Company may, from time to time, without notice to or the consent of the Holders of Securities, create and issue Additional Securities under this Indenture ranking equally with the Securities in all respects, subject to the limitations described in Section 1008 hereof. The terms of the Securities and any Additional Securities may have different issuance dates and dates from which interest accrues and shall be part of the same series. The total amount of the Securities which may be issued under this Indenture is unlimited. Such Additional Securities will be consolidated and form a single series with the Securities, vote together with the Securities and have the same terms as to status, redemption or otherwise as the Securities. References to the Securities under this Indenture include these Additional Securities if they are in the same series, unless the context requires otherwise.

The Securities shall be known and designated as the “4.625% Senior Notes due 2029” of the Company. The Stated Maturity of the Securities shall be November 15, 2029, and the Securities shall each bear interest at the rate of 4.625% per annum, as such interest rate may be adjusted as set forth in the Securities, from October 27, 2021, or from the most recent Interest Payment Date to which interest has been paid, payable semiannually on May 15 and November 15 in each year, commencing as of May 15, 2022 until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

The principal of, premium, if any, and interest on, the Securities shall be payable and the Securities shall be exchangeable and transferable at an office or agency of the Company maintained for such purposes (which initially will be the Corporate Trust Office); provided, however, that payment of interest may be made at the option of the Company by check mailed to addresses of the Persons entitled thereto as shown on the Security Register.

The Securities shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 1012.

Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control pursuant to Section 1014.

The Securities shall be redeemable as provided in Article Eleven and in the Securities.

At the election of the Company, the entire Indebtedness on the Securities or certain of the Company’s obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

Section 302. Denominations.

The Securities shall be issuable only in fully registered form without coupons and only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents. The signatures of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company or any Guarantor, pursuant to Article Eight, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon the written request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

Section 304. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee (in accordance with a Company Order for the authentication of such Securities) shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 305. Registration, Registration of Transfer and Exchange.

The Company shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee shall initially be the “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company may change the Security Registrar or appoint one or more co-Security Registrars without notice.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall (in accordance with a Company Order for the authentication of such Securities) authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

Furthermore, any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall (in accordance with a Company Order for the authentication of such Securities) authenticate and make available for delivery, Securities of the same series which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 303, 304, 305, 308, 906, 1012, 1014 or 1108 not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

Every Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Security pursuant to Section 202, and the restrictions set forth in this Section 305, and the Holder of each Security, by such Holder’s acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 305, Section 304, 308, 906 or 1108 or otherwise, shall also be a Global Security and bear the legend specified in Section 202.

Neither the Securities Registrar nor the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee and the Securities Registrar shall be entitled to receive such evidence as may be reasonably requested to establish the identity and/or signature of any transferee or transferor.

Section 306. Book Entry Provisions for Global Securities.

(a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security.

(c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Section 306(c) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

Section 307. Special Transfer and Exchange Provisions.

(a) Certain Transfers and Exchanges. Transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 307 shall be made only in accordance with this Section 307 and subject in each case to the Applicable Procedures.

(i) Rule 144A Global Security to Regulation S Global Security. If the owner of a beneficial interest in the Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this paragraph and paragraph (a)(iv) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Rule 144A Global Security in an equal principal amount be debited from another specified Agent Member’s account and (b) a Regulation S Certificate in the form of Exhibit A hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to paragraph (iv) below, shall reduce the principal amount of the Rule 144A Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 306(c).

(ii) Regulation S Global Security to Rule 144A Global Security. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this paragraph (ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member’s account and (b) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Rule 144A Global Security by such specified principal amount as provided in Section 306(c).

(iii) Exchanges between Global Security and Non-Global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 307(b), provided that, if such interest is a beneficial interest in the Rule 144A Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall bear the Private Placement Legend (subject in each case to Section 307(b)).

(iv) Regulation S Global Security to be Held Through Euroclear or Clearstream during Restricted Period. The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this paragraph (iv) shall not prohibit any transfer or exchange of such an interest in accordance with paragraph (ii) above.

(b) Private Placement Legends. Rule 144A Securities and their Successor Securities and Regulation S Securities and their Successor Securities shall bear a Private Placement Legend, subject to the following:

(i) subject to the following clauses of this Section 307(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Private Placement Legend borne by such Global Security while represented thereby;

(ii) subject to the following Clauses of this Section 307(b), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Private Placement Legend borne by such other Security;

(iii) Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Private Placement Legend;

(iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate substantially in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

(v) a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

(vi) notwithstanding the foregoing provisions of this Section 307(b), a Successor Security of a Security that does not bear a particular form of Private Placement Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Private Placement Legend in exchange for such Successor Security as provided in this Article Three.

By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

In the event that Regulation S is amended during the term of this Indenture to alter the applicable holding period, all reference in this Indenture to a holding period for Non-U.S. Persons will be deemed to include such amendment.

Section 308. Mutilated, Destroyed, Lost and Stolen Securities.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 309. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or any relevant Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered by electronic means or mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such

Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so delivered or mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 309, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 310. CUSIP, ISIN and Common Code Numbers.

The Company in issuing the Securities may use “CUSIP,” “ISIN” and/or “Common Code” numbers (if then generally in use), and, if so, the Trustee will use “CUSIP,” “ISIN” and/or “Common Code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption will not be affected by any defect in or omission of such numbers.

Section 311. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

Section 312. Cancellation.

All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 312, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be cancelled by the Trustee in accordance with its customary procedures. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company.

Section 313. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE FOUR

DEFEASANCE AND COVENANT DEFEASANCE

Section 401. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or Section 403 be applied to all of the Outstanding Securities (the “Defeased Securities”), upon compliance with the conditions set forth below in this Article Four.

Section 402. Defeasance and Discharge.

Upon the Company’s exercise under Section 401 of the option applicable to this Section 402, the Company, each Guarantor and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in Section 404 below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company, each Guarantor and any other obligor under this Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Securities, when such payments are due, (b) the Company’s obligations with respect to such Defeased Securities under Sections 304, 305, 308, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 607, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

Section 403. Covenant Defeasance.

Upon the Company’s exercise under Section 401 of the option applicable to this Section 403, the Company and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 1005 through 1020, inclusive, and the provisions of clause (iii) of Section 801(a), with respect to the Defeased Securities, on and after the date the conditions set forth in Section 404 below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(c), (d) or (f) but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

Section 404. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 402 or Section 403 to the Defeased Securities:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in United States dollars, (b) U.S. Government Obligations, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on, the Defeased Securities, on the Stated Maturity of such principal or interest (or on any date after November 15, 2024 (such date being referred to as the “Defeasance Redemption Date”) if at or prior to electing to exercise either its option applicable to Section 402 or its option applicable to Section 403, the Company has delivered to the Trustee an irrevocable notice to redeem the Defeased Securities on the Defeasance Redemption Date). For this purpose, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a Depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such Depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such Depositary receipt;

(2) In the case of an election under Section 402, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders and beneficial owners of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3) In the case of an election under Section 403, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders and beneficial owners of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Section 501(g) or (h) is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period) (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default, under any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or to which it is bound);

(5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

(6) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

(7) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit; and

(8) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with.

Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with, and such opinions may contain reasonable assumptions if the redemption price of the Securities is based on a make-whole calculation not determinable at the time of delivery of such opinion.

Section 405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Securities.

Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

Section 406. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities and any Guarantor’s obligations under any Guarantee shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

(b) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

(c) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a) or (b)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the outstanding Securities;

(d) one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $75.0 million in principal amount, individually or in the aggregate, and either (i) such default results from the failure to pay such Indebtedness at its Stated Maturity or (ii) such default or defaults resulted in the acceleration of such Indebtedness prior to its Stated Maturity, and such Indebtedness has not been discharged or such acceleration has not been rescinded or annulled within 30 days;

(e) any Guarantee of a Significant Restricted Subsidiary which is a Guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by any Significant Restricted Subsidiary which is a Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee, if such default continues for a period of 30 days after written notice has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of not less than 30% in aggregate principal amount of the Securities then outstanding;

(f) one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $75.0 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance or indemnification), shall be rendered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(h) (i) the Company or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company or any Significant Restricted Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (h).

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Sections 501(g) and (h)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 501 occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce its rights and the rights of the Holders of the Securities by appropriate judicial proceedings.

After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest on all Outstanding Securities,

(iii) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and each Guarantor covenant that if

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof or otherwise,

the Company and such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 512. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505. Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five or otherwise on behalf of the Holders or the Trustee pursuant to this Article Five or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article Five shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (acting in any capacity hereunder) under Section 607;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 507. Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 30% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c) such Holder or Holders have offered to the Trustee an indemnity or furnished security, satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity or security has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 309) interest on such Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 507) or any Guarantee, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein (it being understood that the Trustee has no affirmative duty to ascertain whether or not such direction is unduly prejudicial to such Holders); and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any existing or past Default hereunder and its consequences, except a Default

(a) in the payment of the principal of, premium, if any, or interest on any Security (which may only be waived with the consent of each Holder of the Securities affected); or

(b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Security Outstanding affected by such modification or amendment.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 515. Waiver of Stay, Extension or Usury Laws.

Subject to Section 518, each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 516. Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 517. Cure of Initial Default Deemed to Cure Subsequent Related Default.

If a Default for a failure to report or failure to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action of the Company or the Trustee.

Section 518. Defaults or Events of Default Deemed Cured by Delivery of Notice or Certificate.

Any Default or Event of Default for the failure to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified herein. Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

ARTICLE SIX

THE TRUSTEE

Section 601. Duties of Trustee.

(a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

(b) except during the continuance of a Default or an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

(2) in the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee;

(c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 601;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;

(d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) and (f) of this Section 601; and

(f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 602. Notice of Defaults.

Within 30 days after a Responsible Officer of the Trustee receives written notice of the occurrence of any Default, the Trustee shall deliver by electronic means or transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 603. Certain Rights of Trustee.

Subject to the provisions of Section 601 hereof:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) the Trustee may consult with counsel of its selection and any oral or written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, losses, expenses and liabilities which might be incurred therein. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee has no affirmative duty to ascertain whether or not such direction is unduly prejudicial to such Holders) or that would involve the Trustee in personal liability;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence or willful misconduct of the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 30% in aggregate principal amount of the Securities Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Ten. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except an Event of Default of which the Trustee shall have received written notification or obtained actual knowledge;

(i) Delivery of reports, information and documents to the Trustee under Section 1019 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee shall not be liable or responsible for any action or inaction of DTC, Euroclear, Clearstream, or any other clearinghouse or depositary;

(l) the Trustee shall not be liable or responsible for any action or inaction of any Paying Agent, authenticating agent, co-Trustee or Security Registrar (unless the Trustee is acting in such capacities as applicable, subject to the terms hereof);

(m) the Trustee may accept as conclusive evidence of any fact or the correctness of any calculation and shall be fully protected in relying upon the Officers’ Certificate provided to it by the Company;

(n) the Trustee shall have no obligation to undertake any calculation hereunder or have any liability for any calculation performed in connection herewith or the transactions contemplated hereunder;

(o) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(p) the permissive right of the Trustee to do things enumerated in the Indenture shall not be construed as a duty;

(q) in no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(r) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by and person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 604. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605. Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the written directions of the Company.

Section 607. Compensation and Indemnification of Trustee and Its Prior Claim.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder in all of its capacities hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to protect and hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part (as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment), arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 607 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 607 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

Section 608. Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act as if the Trust Indenture Act applied to this Indenture.

Section 609. Trustee Eligibility.

There shall at all times be a Trustee under this Indenture that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 610. Resignation and Removal; Appointment of Successor Trustee.

(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor trustee under Section 611.

(b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 20 Business Days prior to the proposed date of resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

(c) The Trustee may be removed at any time upon 30 days’ written notice for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 611. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 611. Acceptance of Appointment by Successor.

Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 607 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. No retiring Trustee shall have any liability or responsibility for the action or inaction of the successor trustee. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

No successor trustee with respect to the Securities shall accept appointment as provided in this Section 611 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of this Article Six.

Upon acceptance of appointment by any successor trustee as provided in this Section 611, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 610. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible to act as Trustee under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 613. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

[RESERVED]

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OF ASSETS

Section 801. Company and Guarantors May Consolidate, etc., Only on Certain Terms.

(a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(i) either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, partnership, limited liability company, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, as the case may be, and the Securities and this Indenture will remain in full force and effect as so supplemented;

(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which internal financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1008;

(iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and under the Securities;

(v) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1011 are complied with; and

(vi) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or any Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor), or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(i) either (1) the Guarantor will be the continuing entity (in the case of a consolidation or merger involving the Guarantor) or (2) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) is duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Securities and this Indenture and such Guarantee and Indenture will remain in full force and effect;

(ii) immediately before and immediately after giving effect to such transaction, on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

(c) Notwithstanding the foregoing, the provisions of Section 801(b) shall not apply to any Guarantor whose Guarantee of the Securities is unconditionally released and discharged in accordance with Section 1304.

(d) Notwithstanding the foregoing, nothing in the provisions of Sections 801(a) or 801(b) shall prohibit a merger or consolidation of the Company or any of the Guarantors into an Affiliate organized in the United States solely for the purpose of changing the entity’s jurisdiction of organization.

(e) Notwithstanding the foregoing, the conditions set forth in this Section 801 shall not apply to any EchoPark Separation Transaction.

Section 802. Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor, if any, in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is not the continuing corporation or the successor Person formed or remaining or to which such transfer, sale, assignment, conveyance, lease or other transaction is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities and/or the related Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in the Guarantee, as the case may be, and the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities or its Guarantee, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures and Agreements without Consent of Holders.

Without the consent of any Holders, the Company, the Guarantors, if any, and any other obligor under the Securities when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to this Indenture, the Securities or any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company or a Guarantor or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Securities and in any Guarantee in accordance with Article Eight;

(b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any Guarantee;

(c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture, the Securities or any Guarantee which may be defective or inconsistent with any other provision herein or in the Securities or any Guarantee or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or the Guarantees; provided that, in each case, such provisions shall not adversely affect the interest of the Holders as evidenced by an Officers’ Certificate delivered to the Trustee;

(d) to make any change to conform this Indenture, the Securities or any Guarantee to the description thereof provided to investors in connection with the initial offering of the Securities;

(e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(f) to add a Guarantor pursuant to the requirements of Section 1013 hereof or otherwise;

(g) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

(h) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company’s or any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

Section 902. Supplemental Indentures and Agreements with Consent of Holders.

Except as permitted by Section 901, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by or pursuant to Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee) or (ii) waive compliance with any provision in this Indenture, the Securities or any Guarantee (other than waivers of past Defaults covered by Section 513 and waivers of covenants which are covered by Section 1021); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any Redemption Date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); provided that an extension, limited to a maximum of six months, to the End Date shall not constitute a change to the Stated Maturity or redemption date of any Securities, which extension shall require only the consent of the holders of at least a majority in aggregate principal amount of Securities then outstanding, if the Company determines, in its reasonable judgment, that the Acquisition will not be consummated on or prior to the then-applicable End Date, but will be consummated on or prior to such extended End Date;

(b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1012 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1014, including, in each case, amending, changing or modifying any definitions relating thereto but only to the extent such definitions relate thereto;

(c) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

(d) modify any of the provisions of this Section 902 or Section 513 or 1021, except to increase the percentage of such Outstanding Securities required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Security affected thereby; or

(e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations hereunder.

Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 603(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Restricted Subsidiary, that such supplemental indenture, agreement or instrument constitutes the legal, valid and binding obligation of the Company (subject to such customary assumptions and exceptions as may be acceptable to the Trustee), and that all conditions precedent provided for in the Indenture relating to the execution of such supplemental indenture, agreement or instrument have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

Section 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. [Reserved].

Section 906. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 907. Notice of Supplemental Indentures.

Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE TEN

COVENANTS

Section 1001. Payment of Principal, Premium and Interest.

The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 1002. Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (but not service of process) may be made or served at the office of the Trustee and the Company hereby appoints the Trustee such agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

The Trustee shall initially act as Paying Agent for the Securities.

Section 1003. Money for Security Payments to Be Held in Trust.

If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee in writing of its action or failure so to act.

If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure so to act.

If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee written notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities;

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

Section 1004. Corporate Existence.

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 1005. Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries shown to be due on any return of the Company or any of its Restricted Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, except for any Lien permitted to be incurred under Section 1011, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

Section 1006. [Reserved].

Section 1007. [Reserved].

Section 1008. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock and Disqualified Stock.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock and the Company’s Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock or Preferred Stock, in each case, if the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which internal financial statements are available immediately preceding the incurrence of such Indebtedness or issuance of Disqualified Stock or Preferred Stock is at least equal to 2.0:1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom); provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by the Company’s Restricted Subsidiaries that are not Guarantors shall not exceed $100.0 million at any time outstanding.

Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries and/or Guarantors may incur or issue each and all of the following (collectively, the “Permitted Indebtedness”):

(i)

Indebtedness of the Company and the Guarantors under any Credit Facility and letters of credit thereunder in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $750.0 million or (b) 20% of the Company’s Consolidated Tangible Assets, in any case under any Credit Facility or in respect of letters of credit thereunder;

(ii)	Indebtedness of the Company and its Restricted Subsidiaries under Mortgage Loans in an amount not to exceed $450.0 million at any time outstanding;

(iii)	Indebtedness of the Company and its Restricted Subsidiaries under any Inventory Facility, whether or not an Inventory Facility under any Credit Facility;

(iv)	Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

(v)

Indebtedness incurred by the Company or any of the Guarantors represented by the Securities and the 4.875% Securities (excluding any Securities or 4.875% Securities issued after the Issue Date) and the related Guarantees;

(vi)	intercompany Indebtedness between or among the Company and its Restricted Subsidiaries; provided, that:

(a)

if the Company or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities, in the case of the Company, or the Guarantee, in the case of a Guarantor; and

(b)

(i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, in the case of each of the foregoing clause (i) and clause (ii), will be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)	Hedging Obligations incurred by the Company or any Guarantor entered into in the ordinary course of business and not for speculative purposes;

(viii)

Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness, incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction, design, development, acquisition, construction, installation, repair, lease or improvement of property, plant or equipment used in the business of the Company or a Restricted Subsidiary, in an aggregate principal amount of Indebtedness incurred pursuant to this clause (viii) not to exceed the greater of (a) $100.0 million or (b) 2% of the Company’s Consolidated Tangible Assets outstanding at any one time in the aggregate; provided that the principal amount of any Indebtedness permitted under this clause (viii) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(ix)

Obligations arising from (a) agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets of a Restricted Subsidiary and (b), in the ordinary course of business, the Company’s or a Restricted Subsidiary’s insurance or self-insurance obligations for workers’ compensation and other similar insurance coverages;

(x)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xi)	guarantees by the Company or a Restricted Subsidiary of Indebtedness of a Restricted Subsidiary that was permitted to be incurred under this Section 1008;

(xii)

Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred pursuant to the first paragraph of this Section 1008 or described in clause (i), (iv) (other than the 6.125% Notes to be redeemed with proceeds from the sale of the Securities and the 4.875% Securities), (v), (viii), (xvii) and (xviii) of this Section 1008 (provided that any amounts incurred under this clause (xii) as Permitted Refinancing Indebtedness of the foregoing clauses shall reduce the amount available under such clauses so long as such Refinancing Indebtedness remains outstanding); provided that to the extent such Permitted Refinancing Indebtedness refinances (a) Indebtedness junior to the Securities or a Guarantee, as applicable, such Refinancing Indebtedness is junior to the Securities or the Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(xiii)

Indebtedness consisting of Guarantees incurred in the ordinary course of business under repurchase agreements or similar agreements in connection with the financing of sales of goods in the ordinary course of business;

(xiv)

Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of occurrence;

(xv)

Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to (a) defease the Securities as described in Article Four or (b) redeem the Securities as described in Article Eleven;

(xvi)

shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that any subsequent transfer of any such shares of Preferred Stock (except to the Company or a Wholly-Owned Restricted Subsidiary of the Company) shall be deemed to be an issuance of Preferred Stock that was not permitted by this clause (xvi);

(xvii)

Indebtedness or Disqualified Stock or, in the case of a Restricted Subsidiary, Preferred Stock of (x) the Company or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition, merger or consolidation, either:

(a)

the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 1008, or

(b)	the Consolidated Fixed Charge Coverage Ratio is greater than or equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such acquisition, merger or consolidation; and

(xviii)

Indebtedness of the Company and its Restricted Subsidiaries in addition to that described in clauses (i) through (xvii) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, in an aggregate principal amount which, when taken together with the aggregate principal amount of all such Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such issuance and incurred pursuant to this clause (xviii) shall not exceed the greater of (a) $175.0 million or (b) 5% of the Company’s Consolidated Tangible Assets.

For purposes of determining compliance with this Section 1008, in the event that an item meets the criteria of more than one of the types of Permitted Indebtedness permitted by this Section 1008, or may be entitled to be incurred in whole or in part pursuant to the first paragraph of this Section 1008, the Company in its sole discretion shall be entitled to classify or reclassify such item on the date of incurrence and from time to time thereafter and only be required to include the amount as one of such types. The Company may also divide and classify such item in more than one of the types described above. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any

Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 1008 provided, in each such case, that the amount thereof as accrued over time is included in the Consolidated Fixed Charge Coverage Ratio of the Company. Indebtedness that was outstanding on the Issue Date under any Credit Facility (other than Indebtedness under any Inventory Facility) is deemed to have been incurred on such date in reliance on the exception provided by clause (i) and may not be reclassified.

Section 1009. Limitation on Restricted Payments.

(a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i)

declare or pay any dividend on, or make any distribution to holders of, any shares of its Capital Stock (other than dividends or distributions payable (i) solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock or (ii) to the Company or a Restricted Subsidiary);

(ii)

purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, (including, without limitation, in connection with any merger or consolidation involving the Company) shares of the Company’s Capital Stock or shares of any Capital Stock of any direct or indirect parent of the Company or any options, warrants or other rights to acquire such Capital Stock;

(iii)

make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or Maturity, any Indebtedness that is subordinated to the Securities or the Guarantees, other than the payment, repurchase, redemption, defeasance, retirement or other acquisition made in anticipation of satisfying a principal payment, sinking fund payment or final maturity, in each case due within one year of the date of such payment, repurchase, redemption, defeasance, retirement or other acquisition; or

(iv)	make any Investment in any Person (other than a Permitted Investment);

(any of the foregoing actions described in clauses (i) through (iv), other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”), unless (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; (2) the Company could, immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1008; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after March 12, 2010 (including Permitted Payments permitted by clause (b)(i) of the definition of Permitted Payments but excluding all other Permitted Payments) is less than the sum, without duplication, of:

(A)

50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning January 1, 2010 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss; plus

(B)

100% of the aggregate Net Cash Proceeds and the Fair Market Value of assets other than cash received after March 12, 2010 by the Company either (x) as capital contributions in the form of common equity to the Company, (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company or convertible or exchangeable debt securities that have been converted into or exchanged for such Qualified Capital Stock (other than Qualified Capital Stock, Disqualified Stock or debt securities sold to a Subsidiary of the Company) or (z) upon the exercise (other than an exercise by a Subsidiary) of any options or warrants or rights to purchase Qualified Capital Stock of the Company (excluding, in the case of each of the foregoing clause (y) and (z), such Net Cash Proceeds and the Fair Market Value of any assets received for any such issuance, sale or exercise that is financed, directly or indirectly, using funds borrowed by the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid); plus

(C)

the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to March 12, 2010 is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than from any of its Subsidiaries) into Qualified Capital Stock of the Company (less the amount of any cash, or the Fair Market Value of any other asset distributed by the Company or any Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate net proceeds received by the Company or any Restricted Subsidiary after March 12, 2010 from the issuance and sale (other than to a Restricted Subsidiary of the Company) of such Indebtedness or Disqualified Stock; plus

(D)

to the extent that any Investment that is not a Permitted Investment and that was made on or after March 12, 2010 has been or is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, the lesser of (i) such cash (less the cost of disposition, if any) and (ii) the amount of such Investment; plus

(E)

to the extent not otherwise included in the calculation of Consolidated Net Income of the Company for such period for purposes of clause (A) above, 100% of the net reduction in Investments (other than Permitted Investments) in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayment of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary; plus

(F)

to the extent not otherwise included in the calculation of Consolidated Net Income of the Company for such period for purposes of clause (A) above, 100% of any distributions, dividends or interest payments received by the Company or a Restricted Subsidiary on and after March 12, 2010 from an Unrestricted Subsidiary (other than distributions, dividends or interest payments received from an EchoPark Entity that is an Unrestricted Subsidiary to the extent such distributions, dividends or interest payments are distributed or paid as dividends or interest, in each case, pursuant to Section 1009(b)(xvi)(C)) or other Investment (other than a Permitted Investment); plus

(G)

to the extent that any Unrestricted Subsidiary of the Company (other than an EchoPark Entity that has been designated as an Unrestricted Subsidiary after the Issue Date) has been or is re-designated as a Restricted Subsidiary on or after March 12, 2010, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such re-designation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary; plus

(H)

any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided, that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

(b) Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except that the immediately preceding limitation shall not apply in the case of clause (i) below, and clause (xvi) shall only be subject to the limitation that no Event of Default has occurred and is continuing or would be caused thereby), the foregoing provision will not apply to or prohibit:

(i)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration, such payment would have complied with the provisions of this Indenture;

(ii)

the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Qualified Capital Stock of the Company, or the making of any Investment, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, or capital contribution in respect of, Qualified Capital Stock of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition or any such Investment will be excluded from Section 1009(a)(3)(B);

(iii)

the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Guarantor that is subordinated to the Securities or the Guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(iv)	the payment of any dividend or the payment or distribution by a Restricted Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis;

(v)

the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Subsidiary in an amount not to exceed $5.0 million in the aggregate in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Capital Stock by the Company to members of management of the Company or any Restricted Subsidiary; provided that the Company may carry over and make in a subsequent twelve-month period, in addition to the amount otherwise permitted for such twelve-month period, the amount of such purchase, redemptions or other acquisitions for value permitted to have been made but not made in any preceding twelve-month period;

(vi)

the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

(vii)

the payment of the contingent purchase price or the payment of the deferred purchase price, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent any such payment would be deemed a Restricted Payment and would otherwise have been permitted by this Indenture at the time of such acquisition;

(viii)	the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;

(ix)	the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exercisable for Capital Stock of the Company;

(x)	payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with Section 801;

(xi)

the payment of cash dividends on the Company’s Qualified Capital Stock in the aggregate amount per fiscal quarter up to or equal to $0.15 per share for each share of the Company’s Qualified Capital Stock outstanding as of the quarterly record date for dividends payable in respect of such fiscal quarter (as such amount shall be adjusted for changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions, provided, however, in the event a Change of Control occurs, the aggregate amounts permitted to be paid in cash dividends per fiscal quarter shall not exceed the aggregate amounts of such cash dividends paid in the same fiscal quarter most recently occurring prior to such Change of Control, provided, further, that for purposes of this exception, shares of Qualified Capital Stock issued for less than Fair Market Value (other than shares issued pursuant to options or otherwise in accordance with the Company’s stock option, employee stock purchase or other equity compensation plans) shall not be deemed outstanding);

(xii)

the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company (in the event such Capital Stock is not owned by the Company or any of its Restricted Subsidiaries) in an amount not to exceed $25.0 million in any fiscal year with unused amounts carried over to the succeeding fiscal year, subject to a maximum of $50.0 million in any fiscal year;

(xiii)

the declaration and payment of dividends to holders of any class or series of Preferred Stock of the Company issued or incurred in compliance with Section 1008 to the extent such dividends are included in the definition of “Consolidated Fixed Charge Coverage Ratio”;

(xiv)

Restricted Payments not to exceed $200.0 million under this clause (xiv) in the aggregate, plus, to the extent Restricted Payments made pursuant to this clause (xiv) are Investments made by the Company or any of its Restricted Subsidiaries in any Person and such Investment is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, an amount equal to the lesser of such (A) cash (less the cost of disposition, if any) and (B) the amount of such Restricted Payment; provided that the amount of such cash will be excluded from Section 1009(a)(3)(D);

(xv)

other Restricted Payments, so long as the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries on a consolidated basis is no greater than 3.0 to 1.0 determined on a pro forma basis for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment; and

(xvi)

(A) the designation of any EchoPark Entity as an Unrestricted Subsidiary, (B) at any time as an EchoPark Entity is an Unrestricted Subsidiary, any distribution, as a dividend or otherwise, of all or any portion of the equity interests of such EchoPark Entity or the proceeds (in the form of cash or non-cash consideration) of the sale of equity interests of such EchoPark Entity or the assets of the EchoPark Business, (C) at any time as an EchoPark Entity constitutes an Unrestricted Subsidiary, any Restricted Payment in an amount equal to all of the distributions, proceeds, dividends and interest payments (in the form of cash or non-cash consideration) received by the Company or a Restricted Subsidiary from such EchoPark Entity since such EchoPark Entity was designated as an Unrestricted Subsidiary, or (D), at any time as an EchoPark Entity constitutes an Unrestricted Subsidiary, payments that would otherwise constitute Restricted Payments in respect of transactions in the ordinary course of business between the Company or any Restricted Subsidiary, on the one hand, and such EchoPark Entity, on the other, in an aggregate amount not to exceed $5.0 million;

(each of the foregoing clauses (i)-(xvi), a “Permitted Payment”). The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 1010. Limitation on Transactions with Affiliates.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) (each, an “Affiliate Transaction”) unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party, (b) with respect to any Affiliate Transaction involving aggregate value in excess of $25.0 million, the Company delivers an Officers’ Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (a) above or such Affiliate Transaction has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, and (c) with respect to any Affiliate Transaction involving aggregate value in excess of $50.0 million, either (i) such Affiliate Transaction has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the Affiliate Transaction or the consideration being paid is fair to the Company or such Restricted Subsidiary from a financial point of view; provided, however, that this provision shall not apply to (i) any employment agreement or any compensation and employee benefit arrangements (or amendments thereto) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, including the payment of indemnities provided for the benefit of officers, directors or employees and the payment of compensation to the officers, directors and employees of the Company and its Restricted Subsidiaries; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) transactions with a Person that is an Affiliate of the Company solely because the Company or any of its Restricted Subsidiaries owns Capital Stock in, or controls, such Person; (iv) any transaction permitted pursuant to Section 1009; (v) issuances or sales of Capital Stock (other than Disqualified Stock) of the Company or any EchoPark Entity that is an Unrestricted Subsidiary at the time of such issuance or sale; (vi) the pledge of Capital Stock of Unrestricted Subsidiaries; (vii) loans or advances to officers of the Company in the ordinary course of business not to exceed $5.0 million in any calendar year; (viii) inventory sales in the ordinary course of business (including, for the avoidance of doubt, any sales of vehicles between the Company and any Restricted Subsidiary on the one hand and any EchoPark Entity on the other hand following any EchoPark Separation Transaction); (ix) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date, and any renewals, replacements or modifications of such obligations (pursuant to new transactions or otherwise); provided that any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Securities in any material respect than the original agreement as in effect on the Issue Date; and (x) any transactions undertaken in connection with or related to any EchoPark Separation Transaction.

Section 1011. Limitation on Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or affirm any Lien of any kind securing Indebtedness, including Attributable Debt, on any asset now owned or hereafter acquired, except Permitted Liens. Any Lien granted pursuant to clause (ii) of the definition of “Permitted Liens” shall be automatically released if the Liens securing such Indebtedness which gave rise to such Lien shall have been discharged, other than in connection with the exercise of remedies related to such Lien.

Section 1012. Limitation on Sales of Assets.

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale consists of (A) cash or Cash Equivalents, (B) any Indebtedness or other liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Guarantee) that are assumed by the transferee of any such assets or terminated by the holder of such liability and the Company or such Restricted Subsidiary is released from further liability; (C) Replacement Assets; (D) Designated Non-cash Consideration; or (E) a combination of any of the foregoing; and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the

Fair Market Value of the shares or assets subject to such Asset Sale; provided that any notes or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash at Fair Market Value within 30 days after receipt shall be deemed to be cash for purposes of this provision.

(b) Within 545 days after the receipt of Net Cash Proceeds of any Asset Sale, the Company or a Restricted Subsidiary may, to the extent the Company or such Restricted Subsidiary elects (or its required to by the terms of any Indebtedness) apply an amount up to the Net Cash Proceeds from such Asset Sale:

(i)

to repay Indebtedness of the Company or any Guarantor secured by a Lien (including Obligations under any Credit Facility), which Lien is permitted under the Indenture and, if such secured Indebtedness being repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto or (ii) to repay any Indebtedness of a Restricted Subsidiary of the Issuer that is not a Guarantor (other than Indebtedness owed to the Company or another Restricted Subsidiary);

(ii)

to fund all or a portion of an optional redemption of the Securities or pursuant to Article Eleven or of the 4.875% Notes or purchase the Securities or the 4.875% Notes in the open market, by tender offer, negotiated transactions or otherwise;

(iii)

to repay other Pari Passu Indebtedness; provided that the Company shall also equally and ratably reduce Indebtedness under the Securities in any manner as set forth in clause (ii) above or by making an offer (in accordance with the procedures set forth in Section 1012(c)) to all Holders to purchase, on a pro rata basis, the principal amount of Securities at a purchase price equal to 100% of the principal amount (or accreted value, as applicable) plus accrued and unpaid interest, if any, to, but excluding, the date of purchase;

(iv)	to invest in Replacement Assets; or

(v)	to undertake any combination of the foregoing.

The amount of such Net Cash Proceeds not used or invested within 545 days of the Asset Sale as set forth in this paragraph constitutes “Excess Proceeds.” The Company or such Restricted Subsidiary will be deemed to have complied with its obligations under this Section 1012(b) if a commitment pursuant to a definitive binding agreement is executed within such 545-day period, so long as such acquisition or expenditure is consummated within 180 days of the end of such 545-day period; provided that upon any abandonment or termination of such commitment, the Net Cash Proceeds not so applied shall constitute Excess Proceeds and be applied as set forth in Section 1012(c).

(c) When the aggregate amount of Excess Proceeds exceeds $75.0 million or more, the Company will apply the Excess Proceeds to the repayment of the Securities, and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an “Offer”) to all holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the “Security Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Securities will be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth herein. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, unless an Offer has been previously made prior to the expiration of the 545-day period stated in (b) above, the Securities and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000 (being not less than $2,000 in the case of the Securities), on a date that is not earlier than 15 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

(e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 1012, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1012 by virtue of its compliance with such securities laws or regulations.

(f) Subject to paragraph (d) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $75.0 million, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

(1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder’s Securities at the Offered Price;

(2) the Offer Date;

(3) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph (c) of this Section;

(4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 1020), (ii) a description of material developments, if any, in the Company’s business subsequent to the date of the latest of such reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

(5) the Offered Price;

(6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

(7) that Securities must be surrendered prior to the Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

(8) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Offer Date;

(9) the procedures for withdrawing a tender; and

(10) that the Offered Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Offer will be paid promptly following the Offered Date.

(g) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1012 if the Company receives, not later than one Business Day prior to the Offer Date, a telegram, telex, facsimile transmission, letter or other communication described in the notice pursuant to paragraph (f) setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

(h) The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which have been so accepted for payment and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Offer Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offered Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. For purposes of this Section 1012, the Company shall choose a Paying Agent which shall not be the Company.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

(i) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309; provided, further, that Securities to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $2,000 or integral multiples of $1,000 in excess thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (g) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Offer Date.

Section 1013. Additional Subsidiary Guarantees.

If any Restricted Subsidiary of the Company that is not a Guarantor incurs or guarantees any Indebtedness for borrowed money it will, within 30 days of such incurrence or guarantee, become a Guarantor and execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will agree to guarantee the Company’s obligations under the Securities. The Company also may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Securities by such Restricted Subsidiary on the basis provided in this Indenture; provided, however, that all Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries, will not have to comply with the requirements of this Section 1013.

Section 1014. Purchase of Securities upon a Change of Control.

(a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder’s Securities in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the aggregate principal amount of such Securities, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below in this Section 1014 (the “Change of Control Offer”) and in accordance with the other procedures set forth in subsections (b), (c), (d) and (e) of this Section 1014; provided that the un-repurchased portion of such Securities of any Holder must be equal to a minimum of $2,000 in principal amount or integral multiples of $1,000 in excess thereof.

(b) Within 30 days of any Change of Control, or at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company shall notify the Trustee in writing thereof and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder by electronic means for Global Securities or first-class mail, postage prepaid, at the address appearing in the Security Register for physical Securities, stating among other things:

(1) that a Change of Control has occurred or will occur, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Securities at the Change of Control Purchase Price;

(2) that the Change of Control Offer is being made pursuant to this Section 1014 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

(3) the Change of Control Purchase Date, which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

(4) the Change of Control Purchase Price;

(5) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

(6) that Securities must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

(7) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

(8) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;

(9) that any Security not tendered will continue to accrue interest; and

(10) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

(c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Security tendered for purchase in accordance with the provisions of this Section 1014 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased; provided that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d) The Company shall, to the extent lawful, (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which have been so accepted for payment and (iii) not later than 10:00 a.m. (New York time) on the Business Day following Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1014, the Company shall choose a Paying Agent which shall not be the Company.

(e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

(1) the name of the Holder;

(2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

(5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

(h) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon or in anticipation of a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all the Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been thereafter given pursuant to Article Eleven and the Securities are redeemed in accordance with the terms of such notice.

Section 1015. [Reserved].

Section 1016. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, or any other interest or participation in or measured by its profits, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for: (a) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that was not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary; (c) customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that the restrictions are applicable only to such Restricted Subsidiary or assets; (d) any encumbrance or restriction existing under or by reason of applicable law or any requirement of any regulatory body; (e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary; (f) covenants in franchise agreements with Manufacturers customary for franchise agreements in the automobile retailing industry; (g) any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid; (h) any encumbrances or restrictions in security agreements securing Indebtedness (other than subordinated Indebtedness) of a Guarantor (including any Credit Facility or any Inventory Facility) (to the extent that such Liens are otherwise incurred in accordance with Section 1011) that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid; (i) covenants in Inventory Facilities customary for inventory and floor plan financing in the automobile retailing industry; (j) any encumbrance related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance was not entered into in contemplation of the acquisition, merger or consolidation transaction; (k) customary non-assignment provisions contained in (a) any lease governing a leasehold interest or (b) any supply, license or other agreement entered into in the ordinary course of business of the Company or any of its Restricted Subsidiaries; (l) Liens securing Indebtedness otherwise permitted to be incurred under Section 1011 that limit the right of the debtor to dispose of the assets subject to such Liens; (m) restrictions on cash or other deposits or net worth imposed by customers or vendors under contracts entered into in the ordinary course of business; (n) restrictions contained in any other indenture or instrument governing debt or preferred securities that are not materially more restrictive, taken as a whole, than those contained in this Indenture governing the Securities; and (o) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (j) or in this clause (o), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Section 1017. [Reserved].

Section 1018. Limitations on Unrestricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if no Default or Event of Default has occurred and is continuing at the time of the designation and if that designation would not cause a Default or an Event of Default; provided the Company may designate any EchoPark Entity to be an Unrestricted Subsidiary if no Event of Default has occurred and is continuing at the time of the designation and if that designation would not cause an Event of Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments or Investments, unless, in each case, such designation is permitted as a Permitted Payment under Section 1009 or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted (as a Permitted Payment or otherwise) at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In addition, no such designation may be made unless the proposed Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary that is not simultaneously subject to Designation as an Unrestricted Subsidiary.

If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 1008, the Company will be in Default.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary if such revocation would not cause a Default or Event of Default.

All designations and revocations pursuant to this Section 1018 must be evidenced by a Board Resolution of the Company and an Officers’ Certificate delivered to the Trustee certifying compliance with the foregoing provisions. Within five Business Days of the designation of any Subsidiary as an Unrestricted Subsidiary, the Company shall notify Holders of the Securities of such designation, which notice may be satisfied through the filing or furnishing of a Current Report on Form 8-K with the Commission.

Section 1019. Provision of Reports and Financial Statements.

Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the “Required Filing Date”) by which the Company would have been required so to file such documents if the Company were so subject.

To the extent the filing of such reports and documents by the Company with the Commission is not permitted by the Exchange Act, such reports and documents shall be made available by the Required Filing Date to Holders of Securities and prospective investors in the Securities by posting on a password-protected or other website, which will announce when such items have been posted (which can be a notification through Intralinks, another password protected or other website of the Company or by email to registered holders). Notwithstanding the foregoing, to the extent any report or document is not filed with the Commission or otherwise made available to Holders and prospective investors in the Securities by the Required Filing Date, the Company will be deemed to have satisfied its obligations with respect thereto at the time such report or document is provided and any Default with respect thereto shall be deemed to have been cured.

Furthermore, to the extent the filing of such reports and documents by the Company with the Commission is not permitted by the Exchange Act, any such reports and documents provided by posting on a password-protected or other website (A) shall not be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Company or its Subsidiaries and any director, manager or officer, of the Company or its Subsidiaries, (B) will not be required to provide any information that is not otherwise similar to information currently included in the offering memorandum, (C) will not be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits under the rules promulgated by the Commission, and (D) will not be required to include segment reporting.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries or the Company has Restricted Subsidiaries that are not Guarantors and such Restricted Subsidiaries and/or Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Restricted Subsidiary, then the annual and quarterly financial information required by the preceding paragraphs shall include a reasonably detailed summary presentation of the percentage of (1) assets, (2) liabilities, (3) revenue, and (4) solely to the extent the Company elects to include a presentation of the adjusted EBITDA of the Company in its annual or quarterly reports, Adjusted EBITDA, in each case, represented by the non-Guarantor Restricted Subsidiaries and/or Unrestricted Subsidiaries in the “Management’s discussion and analysis of financial condition and results of operations” section of such annual or quarterly financial information.

In addition, so long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

For purposes of this Indenture, documents filed by the Company with the Commission via the EDGAR system (or any successor system) will be deemed filed with the Trustee and provided to Holders and prospective purchasers as of the time such documents are so filed via the EDGAR system (or any successor system).

Notwithstanding anything in this Indenture to the contrary, the Company will not be deemed to have failed to comply with any of its obligations in this Section 1019 for purposes of clause (c) under the definition of “Events of Default” until 120 days after the receipt of the written notice delivered thereunder.

Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under this Indenture or the Securities (as to which the trustee is entitled to rely exclusively on officers’ certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the Commission or EDGAR or any website under this Indenture, or participate in any conference calls. The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such report or filing.

Section 1020. Statement by Officers as to Default.

(a) The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company and the Guarantors, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company and the Guarantors, as to compliance with this Indenture, the Securities and the Guarantees, including whether or not, after a review of the activities of the Company during such year and of the Company’s and each Guarantor’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company and each Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company with respect thereto.

(b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by an originally executed copy of an Officers’ Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, within 30 days after the occurrence of such Default or Event of Default unless such Default or Event of Default has been cured within such 30-day period.

Section 1021. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1006 through 1011, 1013 and 1016 through 1020, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 1022. Suspension of Certain Covenants.

(a) If on any date following the Issue Date (i) the Securities have Investment Grade Ratings from two of the three Rating Agencies, and the Company has delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default or Event of Default has occurred and is continuing under this Indenture, then, beginning on such date (the “Suspension Date”), the Company and its Subsidiaries will not be subject to Sections 801(a)(iii), 1008, 1009, 1010, 1012, 1013 and 1016 hereof (collectively, the “Suspended Covenants”).

(b) In the event that the Company and its Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (i) two or more of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating and/or (ii) the Company or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and two or more of the Rating Agencies indicate that, if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Securities below an Investment Grade Rating, then the Company and its Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events, including, without limitation, a proposed transaction described in clause (ii) above. The period of time between the Suspension Date and the Reversion Date is referred to herein as the “Suspension Period.”

(c) Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Company may not designate any Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period, and such designation shall be deemed to have created a Restricted Payment or a Permitted Payment, as the case may be, pursuant to the covenant described under Section 1009 following the Reversion Date.

(d) On the Reversion Date, all Indebtedness incurred or Preferred Stock or Disqualified Stock issued during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under subclause (iv) of the second paragraph of Section 1008. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under Section 1009 will be made as though the covenant described under Section 1009 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 1009; provided, however, that the items specified in clause (a)(iii) of Section 1009 will increase the amount available to be made as Restricted Payments thereunder. On the Reversion Date, any consensual encumbrances or consensual restrictions of the type specified in clause (i),

(ii), (iii) or (iv) of Section 1016 entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted under clause (a) thereunder. Any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of clause (ix) of Section 1010. For purposes of determining compliance with Section 1012, on the Reversion Date, the Net Cash Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.

(e) The Company, in an Officers’ Certificate, shall promptly provide notice to the Trustee of the commencement and termination of any Suspension Period. The Trustee shall have no obligation to (i) independently determine or verify if any Suspension Date or Reversion Date shall have occurred, (ii) make any determination regarding the impact on any action taken during any Suspension Period or the Company’s future compliance with any covenants or (iii) notify Holders of the commencement or termination of any Suspension Period.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101. Rights of Redemption.

The Securities are subject to redemption, subject to the conditions, and at the Redemption Prices, specified in the Form of Reverse of Securities, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).

Section 1102. Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

Section 1103. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Company Order and an Officers’ Certificate. In case of any redemption at the election of the Company, except as otherwise provided herein, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 1104. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Securities are listed, or if the Securities are not so listed, the Trustee shall select them, by lot or in accordance with the Trustee’s customary procedures.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess of $2,000; except that (i) if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed and (ii) if only a portion of the Securities of a Holder is to be redeemed, the unredeemed portion of the Securities of such Holder must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

In connection with any redemption of Securities, any such redemption may, at the Company’s discretion, be subject to satisfaction or waiver of one or more conditions precedent, including, but not limited to, completion of securities offerings or other corporate transactions. In addition, if such redemption or notice is subject to satisfaction or waiver of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions shall not have been satisfied (or waived by the Company in its discretion) by providing notice to the Holders.

Section 1105. Notice of Redemption.

Except as otherwise provided herein, notice of redemption shall be delivered not less than 15 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register, provided that that redemption notices may be electronically sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a conditional redemption, a defeasance of the Securities or a satisfaction and discharge of the Indenture.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

(d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

(e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(g) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002 where such Securities are to be surrendered for payment of the Redemption Price;

(h) the CUSIP number, if any, relating to such Securities;

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities;

(i) the procedures that a Holder must follow to surrender the Securities to be redeemed; and

(j) any condition to such redemption.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 1105.

The notice if delivered in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 1106. Deposit of Redemption Price.

Except as otherwise provided herein, on or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient (as calculated by the Company) to pay the

Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this Section 1106, the Company shall choose a Paying Agent which shall not be the Company.

Section 1107. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Holders will be required to surrender the Securities to be redeemed to the Paying Agent at the address specified in the notice of redemption at least one Business Day prior to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 309.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

Section 1108. Securities Redeemed or Purchased in Part.

Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE

Section 1201. Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all Outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(1) all the Securities theretofore authenticated and delivered (except (i) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 308 or (ii) all Securities whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(2) all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient (as calculated by the Company) to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on, such Securities at such Maturity, Stated Maturity or Redemption Date;

(b) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Guarantor; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, in form and substance reasonably satisfactory to the Trustee, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound.

Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 607 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 1201, the obligations of the Trustee under Section 1202 and the last paragraph of Section 1003 shall survive.

Section 1202. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1201 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

ARTICLE THIRTEEN

GUARANTEES

Section 1301. Guarantees.

Subject to this Article Thirteen, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee (acting in any capacity hereunder) and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Company hereunder or thereunder, that: (a) the principal and premium, if any, of, and interest, if any, on, the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and premium, if any of, and interest, if any, on, the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee (acting in any capacity hereunder) hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. In addition to the foregoing, each Guarantor also agrees, unconditionally and jointly and severally with each other Guarantor, to pay any and all expenses (including, without limitation, counsel fees and expenses) incurred by the Trustee under this Indenture in enforcing any rights under a Guarantee with respect to a Guarantor. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 1302. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of the Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Thirteen, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 1303. Delivery of Guarantees.

To evidence its Guarantee set forth in Section 1301, each Guarantor hereby agrees that this Indenture (or in the case of future Guarantors, a supplemental indenture as required hereunder) shall be executed on behalf of such Guarantor by a duly authorized officer of such Guarantor or by its duly appointed attorney-in-fact.

Each Guarantor hereby agrees that its Guarantee set forth in Section 1301 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. The execution of this Indenture (or in the case of future Guarantors, a supplemental indenture as required hereunder) on behalf of a Guarantor by its attorney-in-fact shall constitute a representation and warranty on the part of such Guarantor hereunder of the due appointment of such attorney-in-fact.

If an Officer or duly appointed attorney-in-fact whose signature is on this Indenture (or in the case of future Guarantors, a supplemental indenture as required hereunder) no longer holds that office or maintains such appointment, as the case may be, the Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture (or in the case of future Guarantors, a supplemental indenture as required hereunder) on behalf of the Guarantors and each of them.

Section 1304. Release of Subsidiary Guarantees.

In the event (i) of a sale or other disposition of all or substantially all of the assets of any Guarantor, (including by way of merger, consolidation or otherwise), or a sale or other disposition of all or a majority of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or any other Guarantor, (ii) a Guarantor does not, or ceases to, guarantee or be an obligor of Indebtedness for borrowed money of the Company or any other Restricted Subsidiary (other than the Securities) or any refinancing thereof, (iii) the exercise by the Company of its option under Section 401 to have either Section 402 or 403 or Section 1201 applied to all Outstanding Securities in accordance with the terms set forth in Article Four (with respect to Sections 402 or 403) or Article Twelve (with respect to Section 1201) hereof, (iv) the designation by the Company of any Guarantor as an Unrestricted Subsidiary in accordance with the terms set forth in Section 1018 hereof or (v) the liquidation, winding up or dissolution of any Guarantor, then such Guarantor (upon the occurrence of an event described in clauses (ii), (iii), (iv) or (v) of this paragraph) or the corporation acquiring the property (upon the occurrence of an event described in clause (i) of this paragraph) will be automatically and unconditionally released and relieved of any obligations under its Guarantee. In addition, concurrently with the payment in full of all of the obligations under this Indenture, the Guarantors shall be released from and relieved of their obligations under this Article Thirteen.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article Thirteen.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

SONIC AUTOMOTIVE, INC.

By:	/s/ Heath R. Byrd
Name: Heath R. Byrd
Title: Executive Vice President and
Chief Financial Officer

GUARANTORS:

AM REALTY GA, LLC (a Georgia limited liability company)
ANTREV, LLC (a North Carolina limited liability company)
ARNGAR, INC. (a North Carolina corporation)
AUTOBAHN, INC. (a California corporation)
CAR CASH OF NORTH CAROLINA, INC. (a North Carolina corporation)
ECHOPARK AL, LLC (an Alabama limited liability company)
ECHOPARK AUTOMOTIVE, INC. (a Delaware corporation), on behalf of itself and as sole member of:
TT DENVER, LLC (a Colorado limited liability company)
TTRE CO 1, LLC (a Colorado limited liability company)
ECHOPARK DRIVER EDUCATION, LLC (a Colorado limited liability company)
ECHOPARK AZ, LLC (an Arizona limited liability company)
ECHOPARK CA, LLC (a California limited liability company)
ECHOPARK FL, LLC (a Florida limited liability company)
ECHOPARK GA, LLC (a Georgia limited liability company)
ECHOPARK KY, LLC (a Kentucky limited liability company)

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Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

ECHOPARK LA, LLC (a Louisiana limited liability company)
ECHOPARK MD, LLC (a Maryland limited liability company)
ECHOPARK NC, LLC (a North Carolina limited liability company)
ECHOPARK NV, LLC (a Nevada limited liability company)
ECHOPARK NY, LLC (a New York limited liability company)
ECHOPARK OH, LLC (an Ohio limited liability company)
ECHOPARK PA, LLC (a Pennsylvania limited liability company)
ECHOPARK REALTY CA, LLC (a California limited liability company)
ECHOPARK REALTY TX, LLC (a Texas limited liability company)
ECHOPARK SC, LLC (a South Carolina limited liability company)
ECHOPARK TN, LLC (a Tennessee limited liability company)
ECHOPARK TX, LLC (a Texas limited liability company)
ECHOPARK UT, LLC (a Utah limited liability company)
EP REALTY AZ, LLC (an Arizona limited liability company)
EP REALTY MD, LLC (a Maryland limited liability company)
EP REALTY NC, LLC (a North Carolina limited liability company)
EP REALTY PA, LLC (a Pennsylvania limited liability company)
EP REALTY SC, LLC (a South Carolina limited liability company)
EP STRATEGIC HOLDING, LLC (a Delaware limited liability company)
EP TF CALIFORNIA, LLC (a California limited liability company)
EP TF NORTH CAROLINA, LLC (a North Carolina limited liability company)
FAA BEVERLY HILLS, INC. (a California corporation)

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Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

FAA CONCORD H, INC. (a California corporation)
FAA CONCORD T, INC. (a California corporation)
FAA HOLDING LLC (a California limited liability company)
FAA LAS VEGAS H, INC. (a Nevada corporation)
FAA POWAY H, INC. (a California corporation)
FAA SAN BRUNO, INC. (a California corporation)
FAA SERRAMONTE H, INC. (a California corporation)
FAA SERRAMONTE L, INC. (a California corporation)
FIRSTAMERICA AUTOMOTIVE, LLC (a Delaware limited liability company)
FORT MILL FORD, INC. (a South Carolina corporation)
FRANCISCAN MOTORS, INC. (a California corporation)
L DEALERSHIP GROUP, LLC (a Texas limited liability company)
MARCUS DAVID CORPORATION (a North Carolina corporation)
PHILPOTT MOTORS, LLC (a Texas limited liability company)
SAI AL HC1, INC. (an Alabama corporation)
SAI AL HC2, INC. (an Alabama corporation), on behalf of itself and as sole member of:
SAI IRONDALE L, LLC (an Alabama limited liability company)
SAI ATLANTA B, LLC (a Georgia limited liability company)
SAI CHAMBLEE V, LLC (a Georgia limited liability company)
SAI CHATTANOOGA N, LLC (a Tennessee limited liability company)
SAI DENVER B, INC. (a Colorado corporation)
SAI DENVER M, INC. (a Colorado corporation)
SAI FAIRFAX B, LLC (a Virginia limited liability company)
SAI FALLSTON VW, LLC (a Maryland limited liability company)
SAI FL HC2, INC. (a Florida corporation), on behalf of itself and as sole member of:
SAI CLEARWATER T, LLC (a Florida limited liability company)
SAI FL HC3, INC. (a Florida corporation), on behalf of itself and as sole member of:
SAI ORLANDO CS, LLC (a Florida limited liability company)

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Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

SAI FL HC4, INC. (a Florida corporation)
SAI FL HC8, INC. (a Florida corporation)
SAI FL HC9, INC. (a Florida corporation)
SAI FORT MYERS B, LLC (a Florida limited liability company)
SAI FORT MYERS M, LLC (a Florida limited liability company)
SAI FORT MYERS VW, LLC (a Florida limited liability company)
SAI GLENWOOD SPRINGS A, INC. (a Colorado corporation)
SAI GLENWOOD SPRINGS V, INC. (a Colorado corporation)
SAI GRAND JUNCTION S, INC. (a Colorado corporation)
SAI GRAND JUNCTION VW, INC. (a Colorado corporation)
SAI IRONDALE IMPORTS, LLC (an Alabama limited liability company)
SAI LONG BEACH B, INC. (a California corporation)
SAI MCKINNEY M, LLC (a Texas limited liability company)
SAI MD HC1, INC. (a Maryland corporation), on behalf of itself and as sole member of:
SAI ROCKVILLE L, LLC (a Maryland limited liability company)
SAI MOMENTUM ARM, LLC (a Texas limited liability company)
SAI MOMENTUM CDJR SEALY, LLC (a Texas limited liability company)
SAI MONROVIA B, INC. (a California corporation)
SAI MONTGOMERY B, LLC (an Alabama limited liability company)
SAI MONTGOMERY BCH, LLC (an Alabama limited liability company)
SAI MONTGOMERY CH, LLC (an Alabama limited liability company)
SAI NASHVILLE CSH, LLC (a Tennessee limited liability company)
SAI NASHVILLE H, LLC (a Tennessee limited liability company)

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Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

SAI NASHVILLE M, LLC (a Tennessee limited liability company)
SAI NASHVILLE MOTORS, LLC (a Tennessee limited liability company)
SAI PEACHTREE, LLC (a Georgia limited liability company)
SAI PENSACOLA A, LLC (a Florida limited liability company)
SAI PHILPOTT T, LLC (a Texas limited liability company)
SAI RIVER OAKS P, LLC (a Texas limited liability company)
SAI ROARING FORK LR, INC. (a Colorado corporation)
SAI ROCKVILLE IMPORTS, LLC (a Maryland limited liability company)
SAI S. ATLANTA JLR, LLC (a Georgia limited liability company)
SAI SIC, INC. (a Georgia corporation)
SAI SYRACUSE C, INC. (a New York corporation)
SAI TN HC1, LLC (a Tennessee limited liability company)
SAI TN HC2, LLC (a Tennessee limited liability company)
SAI TN HC3, LLC (a Tennessee limited liability company)
SAI VA HC1, INC. (a Virginia corporation)
SAI VEHICLE SUBSCRIPTION, INC. (a Delaware corporation)
SAI VS GA, LLC (a Georgia limited liability company)
SAI VS TX, LLC (a Texas limited liability company)
SAI WEST HOUSTON B, LLC (a Texas limited liability company)
SANTA CLARA IMPORTED CARS, INC. (a California corporation)
SONIC — 2185 CHAPMAN RD., CHATTANOOGA, LLC (a Tennessee limited liability company)
SONIC — CLEAR LAKE VOLKSWAGEN, LLC (a Texas limited liability company)
SONIC — DENVER T, INC. (a Colorado corporation)
SONIC — FORT WORTH T, LLC (a Texas limited liability company)

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Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

SONIC — HOUSTON V, LLC (a Texas limited liability company)
SONIC — JERSEY VILLAGE VOLKSWAGEN, LLC (a Texas limited liability company)
SONIC — LAS VEGAS C WEST, LLC (a Nevada limited liability company)
SONIC — LS CHEVROLET, LLC (a Texas limited liability company)
SONIC — LS, LLC (a Delaware limited liability company)
SONIC — LUTE RILEY, LLC (a Texas limited liability company)
SONIC — RICHARDSON F, LLC (a Texas limited liability company)
SONIC — SHOTTENKIRK, LLC (a Florida limited liability company)
SONIC — STEVENS CREEK B, INC. (a California corporation)
SONIC ADVANTAGE PA, LLC (a Texas limited liability company)
SONIC AUTOMOTIVE — 3401 N. MAIN, TX, LLC (a Texas limited liability company)
SONIC AUTOMOTIVE — 4701 I-10 EAST, TX, LLC (a Texas limited liability company)
SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC. (a South Carolina corporation)
SONIC AUTOMOTIVE AVIATION, LLC (a North Carolina limited liability company)
SONIC AUTOMOTIVE F&I, LLC (a Nevada limited liability company)
SONIC AUTOMOTIVE OF CHATTANOOGA, LLC (a Tennessee limited liability company)
SONIC AUTOMOTIVE OF NASHVILLE, LLC (a Tennessee limited liability company)
SONIC AUTOMOTIVE OF NEVADA, INC. (a Nevada corporation), on behalf of itself and as sole member of:
SAI GA HC1, LLC (a Georgia limited liability company), on behalf of itself and as sole member of:
SAI STONE MOUNTAIN T, LLC (a Georgia limited liability company)
SONIC AUTOMOTIVE OF TEXAS, LLC (a Texas limited liability company)
SONIC AUTOMOTIVE SUPPORT, LLC (a Nevada limited liability company)

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Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

SONIC AUTOMOTIVE WEST, LLC (a Nevada limited liability company)
SONIC AUTOMOTIVE — 9103 E. INDEPENDENCE, NC, LLC (a North Carolina limited liability company)
SONIC CALABASAS M, INC. (a California corporation)
SONIC DEVELOPMENT, LLC (a North Carolina limited liability company)
SONIC DIVISIONAL OPERATIONS, LLC (a Nevada limited liability company)
SONIC FFC 1, INC. (a Delaware corporation)
SONIC FFC 2, INC. (a Delaware corporation)
SONIC FFC 3, INC. (a Delaware corporation)
SONIC HOUSTON JLR, LLC (a Texas limited liability company)
SONIC HOUSTON LR, LLC (a Texas limited liability company)
SONIC MOMENTUM B, LLC (a Texas limited liability company)
SONIC MOMENTUM JVP, LLC (a Texas limited liability company)
SONIC MOMENTUM VWA, LLC (a Texas limited liability company)
SONIC OF TEXAS, INC. (a Texas corporation)
SONIC RESOURCES, INC. (a Nevada corporation)
SONIC SANTA MONICA M, INC. (a California corporation)
SONIC WALNUT CREEK M, INC. (a California corporation)
SONIC — BUENA PARK H, INC. (a California corporation)
SONIC — HARBOR CITY H, INC. (a California corporation)
SONIC — INTEGRITY DODGE LV, LLC (a Nevada limited liability company)
SRE ALABAMA — 2, LLC (an Alabama limited liability company)
SRE ALABAMA — 5, LLC (an Alabama limited liability company)
SRE ALABAMA 6, LLC (an Alabama limited liability company)
SRE CALIFORNIA — 1, LLC (a California limited liability company)
SRE CALIFORNIA — 2, LLC (a California limited liability company)

Signature Page to Indenture

Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

SRE CALIFORNIA — 3, LLC (a California limited liability company)
SRE CALIFORNIA — 5, LLC (a California limited liability company)
SRE CALIFORNIA — 6, LLC (a California limited liability company)
SRE CALIFORNIA — 7 SCB, LLC (a California limited liability company)
SRE CALIFORNIA — 8 SCH, LLC (a California limited liability company)
SRE CALIFORNIA – 9 BHB, LLC (a California limited liability company)
SRE CALIFORNIA 10 LBB, LLC (a California limited liability company)
SRE CALIFORNIA 11 PH, LLC (a California limited liability company)
SRE COLORADO — 1, LLC (a Colorado limited liability company)
SRE COLORADO — 2, LLC (a Colorado limited liability company)
SRE COLORADO — 3, LLC (a Colorado limited liability company)
SRE COLORADO — 4 RF, LLC (a Colorado limited liability company)
SRE COLORADO — 5 CC, LLC (a Colorado limited liability company)
SRE FLORIDA — 1, LLC (a Florida limited liability company)
SRE GEORGIA 4, LLC (a Georgia limited liability company)
SRE GEORGIA 5, LLC (a Georgia limited liability company)
SRE GEORGIA 6, LLC (a Georgia limited liability company)
SRE HOLDING, LLC (a North Carolina limited liability company), on behalf of itself and as sole member of the following entities:
SRE OHIO 1, LLC (an Ohio limited liability company)
SRE OHIO 2, LLC (an Ohio limited liability company)
SRE TEXAS 10, LLC (a Texas limited liability company)
SRE TEXAS 11, LLC (a Texas limited liability company)

Signature Page to Indenture

Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

SRE TEXAS 12, LLC (a Texas limited liability company)
SRE TEXAS 13, LLC (a Texas limited liability company)
SRE TEXAS 14, LLC (a Texas limited liability company)
SRE TEXAS 15, LLC (a Texas limited liability company)
SRE TEXAS 16, LLC (a Texas limited liability company)
SRE TEXAS 17, LLC (a Texas limited liability company)
SRE MARYLAND — 1, LLC (a Maryland limited liability company)
SRE NEVADA — 2, LLC (a Nevada limited liability company)
SRE NORTH CAROLINA — 2, LLC (a North Carolina limited liability company)
SRE NORTH CAROLINA — 3, LLC (a North Carolina limited liability company)
SRE OKLAHOMA — 2, LLC (an Oklahoma limited liability company)
SRE SOUTH CAROLINA — 2, LLC (a South Carolina limited liability company)
SRE SOUTH CAROLINA — 3, LLC (a South Carolina limited liability company)
SRE SOUTH CAROLINA — 4, LLC (a South Carolina limited liability company)
SRE TENNESSEE — 1, LLC (a Tennessee limited liability company)
SRE TENNESSEE — 2, LLC (a Tennessee limited liability company)
SRE TENNESSEE — 3, LLC (a Tennessee limited liability company)
SRE TENNESSEE — 4, LLC (a Tennessee limited liability company)
SRE TENNESSEE — 5, LLC (a Tennessee limited liability company)
SRE TENNESSEE 6, LLC (a Tennessee limited liability company)

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Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

SRE TENNESSEE 7, LLC( a Tennessee limited liability company)
SRE TENNESSEE 8, LLC( a Tennessee limited liability company)
SRE TEXAS — 1, LLC (a Texas limited liability company)
SRE TEXAS — 2, LLC (a Texas limited liability company)
SRE TEXAS — 3, LLC (a Texas limited liability company)
SRE TEXAS — 4, LLC (a Texas limited liability company)
SRE TEXAS — 5, LLC (a Texas limited liability company)
SRE TEXAS — 6, LLC (a Texas limited liability company)
SRE TEXAS — 7, LLC (a Texas limited liability company)
SRE TEXAS — 8, LLC (a Texas limited liability company)
SRE TEXAS 9, LLC (a Texas limited liability company)
SRE VIRGINIA — 1, LLC (a Virginia limited liability company)
SRE VIRGINIA — 2, LLC (a Virginia limited liability company)
TOWN AND COUNTRY FORD, INCORPORATED (a North Carolina corporation)

By:	/s/ Heath R. Byrd
Name: Heath R. Byrd
Title: Vice President

SONIC AUTOMOTIVE, INC., as sole member of the following entities:
ONTARIO L, LLC (a California limited liability company)
SAI COLUMBUS T, LLC (an Ohio limited liability company)

By:	/s/ Heath R. Byrd
Name: Heath R. Byrd
Title: Executive Vice President and Chief
Financial Officer

Signature Page to Indenture

Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua Hahn
Name: Joshua Hahn
Title: Vice President

Signature Page to Indenture

Sonic Automotive, Inc. – 4.625% Senior Notes due 2029

EXHIBIT A

REGULATION S CERTIFICATE

(For transfers pursuant to § 307(a)(i) of the Indenture)

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Re:	4.625% Senior Notes due 2029 of Sonic Automotive, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of October 27, 2021, (the “Indenture”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$____________ principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s). ___________________________

CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

(1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

(A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B) the offer of the Specified Securities was not made to a person in the United States;

(C) either:

(i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

(F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT B

RESTRICTED SECURITIES CERTIFICATE

(For transfers pursuant to § 307(a)(ii) of the Indenture)

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Re:	4.625% Senior Notes due 2029 of Sonic Automotive, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of October 27, 2021 (the “Indenture”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s). ___________________________

ISIN No(s). If any. ____________________

CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

(1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

(A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

(2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(A) the transfer is occurring after a holding period of at least six months (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the requirements of Rule 144; or

(B) if the transfer is occurring prior to the first anniversary of the date of issuance of the Specified Securities, the Company is, and has been for a period of at least 90 days immediately before the transfer, subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT C

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 307(b)) of the Indenture)

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Re:	4.625% Senior Notes due 2029 of Sonic Automotive, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of October 27, 2021, among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Guarantors and U.S. Bank Trust Company, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s). ___________________________

CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 307(b) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

APPENDIX I

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES FOR SERIES C SECURITIES

EXCEPT PERMANENT OFFSHORE PHYSICAL

CERTIFICATES]

In connection with any transfer of this Security occurring prior to October 27, 2022, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[ ]	(a)	this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ]	(b)	this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date: _______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: _____________________________

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an authorized signatory

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